As filed with the Securities and Exchange Commission on April 6, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
Registration Statement Under The Securities Act Of 1933
Empower Annuity Insurance Company of America
(Exact Name of Registrant as Specified in its Charter)
Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
(8515 East Orchard Road, Greenwood Village, Colorado 80111 (800) 537-2033)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Edmund F. Murphy III President and Chief Executive Officer Empower Annuity Insurance Company of America 8515 East Orchard Road Greenwood Village, CO 80111 (800) 537-2033	Copy to: Stephen E. Roth, Esq Eversheds Sutherland (US) LLP 700 Sixth Street, N.W. Washington, DC 20001-3980
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	Accelerated Filer
Non-Accelerated Filer x	Smaller Reporting Company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-

Empower SecureFoundation®
Group Fixed Deferred Annuity Contract
Issued by:
Empower Annuity Insurance Company of America
May 1, 2023

This prospectus describes the Empower SecureFoundation® Group Fixed Deferred Annuity Contract (the “Contract”) issued by Empower Annuity Insurance Company of America. The Contract will be offered to sponsors (“Plan Sponsor”) of retirement plans established under Section 403(b) of the Internal Revenue Code (“Retirement Plan”). The Contract describes the Guaranteed Lifetime Withdrawal Benefit (“GLWB”). A certificate (“Certificate”) will be issued to participants in each Retirement Plan who purchase shares of the Empower SecureFoundation® Balanced Fund (the “Covered Fund”). A Retirement Plan participant who elects the GLWB is referred to as a “GLWB Participant.” The Contract provides for guaranteed income for the life of a designated person based on the GLWB Participant’s investment in the Covered Fund, provided all conditions specified in the Contract are met, regardless of how long the designated person lives or the actual performance or value of the Covered Fund. As described in further detail throughout this Prospectus, the GLWB payments are made from your own Covered Fund value (i.e., withdrawals are made from your own money) until these GLWB payments reduce the Covered Fund value to $0, at which point we start using our own money to continue making the GLWB payments to you. As a result, it is possible that we may never make GLWB payments to you from our own money.
The Contract and the Certificate have no cash value and no surrender value. The interests of the Retirement Plan and the GLWB Participant in the Contract and the Certificate, as applicable, may not be transferred, sold, assigned, pledged, charged, encumbered, or alienated in any way, however, if the Retirement Plan is consolidated or merged with another plan or if the assets and liabilities of the Retirement Plan are transferred to another plan, the Contract may be assigned to the new Plan Sponsor and/or trustee.
Plan Sponsors may apply to purchase a Contract through Empower Financial Services, Inc. (“Empower Financial Services”), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with Empower Financial Services. Empower Financial Services will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
This prospectus provides important information that a prospective purchaser of a Contract or a GLWB Participant should know before investing. Please retain this prospectus for future reference.
Important Note: Currently, there is only one available Covered Fund– The SecureFoundation® Balanced Fund. Accordingly, any references to Covered Funds and Variable Accounts are applicable to The SecureFoundation® Balanced Fund only. Transfers can be made only to other investment options under your Account. A Request for a withdrawal or Transfer of your total Covered Fund Value in the SecureFoundation® Balanced Fund will result in termination of your participation in the GLWB and the Certificate, and your Benefit Base will be reduced to zero.
It is generally not beneficial for you to annuitize your Certificate. The Certificate was designed specifically to provide the Guaranteed Lifetime Withdrawal Benefit, and you will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
i

The Contract/ the Certificate:
•Is NOT a bank deposit
•Is NOT FDIC insured
•Is NOT insured or endorsed by a bank or any government agency
•Is NOT available in every state
The purchase of the Contract is subject to certain risks. See “Risk Factors,” below. The Contract is novel and innovative. While we understand that the Internal Revenue Service may be considering tax issues associated with products similar to the Contract, to date the tax consequences of the Contract have not been addressed in published legal authorities. Under the circumstances, the Plan Sponsor and prospective GLWB Participants should therefore consult a tax advisor before purchasing the Contract or the GLWB. You should not purchase the GLWB for the purpose of additional tax deferral.

SUMMARY
Preliminary Note Regarding Terms Used in This Prospectus
Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.
•The “Contract” is the Empower SecureFoundation Group Fixed Deferred Contract issued by Empower Annuity Insurance Company of America.
•“We,” “us,” “our,” “Empower,” or the “Company” means Empower Annuity Insurance Company of America.
•“Covered Person” or “Covered Persons” means the person or persons, respectively, named in the Contract whose age is used for certain important purposes under the Contract, including determining the amount of the guaranteed income that may be provided by the Contract. The GLWB Participant must be a Covered Person.
•“Covered Fund” refers to the Empower SecureFoundation® Balanced Fund. The Covered Fund is not issued by Empower. Empower Funds, Inc. is the issuer of the Covered Fund and is an affiliate of Empower.
We believe that in most cases the GLWB Participant will be the only Covered Person. Therefore, for ease of reference, most of the discussion in this prospectus assumes that the GLWB Participant is the only Covered Person. In some places in the prospectus, however, we explain how certain features of the GLWB differ if there are joint Covered Persons.
The following is a summary of the GLWB. You should read the entire prospectus in addition to this summary.
What is the GLWB?
The GLWB is the payment of guaranteed minimum lifetime income that the GLWB Participant will receive, regardless of how long the Covered Person lives or how the Covered Fund performs. The GLWB does not have a cash value. Provided all conditions of the Contract are met, (you are a Retirement Plan participant; you elect to invest in the Covered Fund(s) and are issued a Certificate; and you pay the GLWB fee when due), if the value of the shares in the GLWB Participant’s Covered Fund (“Covered Fund Value”) equals zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or Guaranteed Annual Withdrawal(s) (“GAW”), we will make annual payments to the GLWB Participant for the rest of his/her life. (See “Retirement Plan, Advisory, Custodian and Covered Fund Fees and Charges” later in this prospectus.)
The amount of the GAW that you may take may increase from time to time based on the Covered Fund Value. It may also decrease if the GLWB Participant takes Excess Withdrawals (discussed below).
The guaranteed income that may be provided by the GLWB is based on the age and life of the Covered Person (or if there are joint Covered Persons, on the age of the younger joint Covered Person and the lives of both Covered Persons) as of the date we calculate the first Installment. A joint Covered Person must be the spouse of the GLWB Participant and the spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.
How much will the GLWB cost?
While the Contract is in force, a Guarantee Benefit Fee will be calculated and deducted from the Covered Fund Value on a monthly basis. It will be paid by redeeming the number of fund shares of the Covered Fund equal to the Guarantee Benefit Fee. The Guarantee Benefit Fee is calculated as a specified percentage of the Covered Fund Value at the time the Guarantee Benefit Fee is calculated. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan’s custodian to submit it to us, the GLWB will terminate as of the date that the fee is due. We will not provide notice prior to termination of the Contract or GLWB and we will not refund the Guarantee Benefit Fee paid upon termination of the Contract or GLWB.
The Guarantee Benefit Fee pays for the insurance protections provided by the Contract.
The guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge is shown below. The amount we currently charge is also shown below.
•The maximum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 1.5%.

•The minimum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 0.70%.
•The current Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 1.20%.
We may change the current Guarantee Benefit Fee at any time within the minimum and maximum range described above upon thirty (30) days prior written notice to the GLWB Participant and the Plan Sponsor. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. As an example, if mortality experience improves faster than we have anticipated, and the population in general is expected to live longer than initially projected, we might increase the Guarantee Benefit Fee to reflect our increased probability of paying longevity benefits. However, improvements in mortality experience is provided as an example only, we reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee. Because the Covered Fund is offered by an affiliated company, we may benefit indirectly from the charges imposed by the Covered Fund.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodian and other services, and charges imposed by the Covered Fund. Because the Covered Fund is offered by an affiliated company, we may benefit indirectly from the charges imposed by the Covered Fund.
Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.
Can the GLWB Participant cancel the GLWB?
The GLWB Participant may cancel the GLWB by causing the Covered Fund Value or the Benefit Base of the Covered Fund to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal(s) occurs as a result of a same day Transfer between Covered Funds (i.e., shares of the available Covered Fund being eliminated are sold and shares of another Covered Fund offered to replace the eliminated Covered Fund are purchased on the same day), then your Certificate will not be canceled even if the Benefit Base of the Covered Fund is reduced to zero. There is no free-look period if you purchase a Certificate.
What happens if the Contract Owner/Plan Sponsor eliminates the Covered Fund from my Plan?
If your Plan Sponsors eliminates the Covered Fund from your Plan, the GLWB Participant will lose the guaranteed benefit unless there is another Covered Fund offered in the Plan to which the GLWB can transfer the Covered Fund Value. In such case, Empower will restore the GLWB Benefit Base and GAW, if applicable, to the same amounts as held by the GLWB Participant prior to the transfer of the Covered Fund assets. If no other Covered Fund is available, the GLWB Participant will lose the guaranteed benefit (unless already in the Settlement Phase) and must transfer their Covered Fund Value to another investment option available under the Retirement Plan.
Can the Contract Owner/Plan Sponsor cancel the Contract?
As Contract Owner, the Plan Sponsor has the right to cancel the Contract upon 75 days written notice to us without additional charges. If the Plan Sponsor cancels the Contract, then the GLWB Participants in the Retirement Plan will lose their GLWB and all associated benefits. We will not return any portion of the Guarantee Benefit Fee that has been collected. However, for GLWB Participants that have reached the Settlement Phase on or before the date that the Plan Sponsor cancels the Contract, Installments will continue for as long as the GLWB Participant shall live.
What protection does the GLWB provide?
The GLWB provides two basic protections to GLWB Participants who purchase the GLWB as a source or potential source of lifetime retirement income or other long-term purposes. Provided that certain conditions are met (you are a Retirement Plan participant; you elect to invest in the Covered Fund(s) and are issued a Certificate; and you pay the GLWB fee when due), the GLWB protects the GLWB Participant from:
•longevity risk, which is the risk that a GLWB Participant will outlive the assets invested in the Covered Fund; and
•income volatility risk, which is the risk of downward fluctuations in a GLWB Participant’s retirement income due to changes in market performance.

Both of these risks increase as a result of poor market performance early in retirement. Point-in-time risk (which is the risk of retiring on the eve of a down market) significantly contributes to both longevity and income volatility risk.
The GLWB does not provide a guarantee that the Covered Fund or the GLWB Participant’s Account will retain a certain value or that the value of the Covered Fund or the GLWB Participant’s Account will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the Covered Fund in the Account and regardless of how long the GLWB Participant lives, the GLWB Participant will be able to receive a guaranteed level of annual income for life. Therefore, it is important to understand that while the preservation of capital may be one of the GLWB Participant’s goals, the achievement of that goal is not guaranteed by the GLWB.
How does the GLWB work?
The GLWB has three phases: an “Accumulation Phase,” a “GAW Phase,” and a “Settlement Phase.”
•The Accumulation Phase: During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Fund, which establishes the Benefit Base (this is the sum of all Contract Contributions minus any withdrawals and any adjustments made on the “Ratchet Date” as described later in this prospectus), and take Distributions from the Account just as the GLWB Participant otherwise would be permitted to (although Excess Withdrawals will reduce the amount of the Benefit Base under the Contract). The GLWB Participant is responsible for managing withdrawals during the Accumulation Phase.
•The GAW Phase: After the GLWB Participant (or if there are joint Covered Persons, the younger joint Covered Person) has turned age 55, then the GLWB Participant can enter the GAW Phase and begin to take GAWs (which are annual withdrawals that do not exceed a specified amount) without reducing the Benefit Base. GAWs before age 59 1∕2 may result in certain tax penalties, and may not be permissible in certain circumstances.
•Settlement Phase: If the Covered Fund Value falls to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB or Contract (e.g., custodian fees or advisory fees), and/or GAWs, the Settlement Phase will begin. During the Settlement Phase, we make Installments to the GLWB Participant for life. However, the Settlement Phase may never occur, depending on how long the GLWB Participant lives and how well the Covered Fund performs.
The Installments that a GLWB Participant may receive when in the GAW Phase or Settlement Phase are determined by multiplying the vested Benefit Base by the GAW Percentage (GAW%), which is determined by the age of the Covered Person(s) as of the date we calculate the first Installment. As described in more detail below, the amount of the Installments may increase on an annual basis during the GAW Phase due to positive Covered Fund performance, and will decrease as a result of any Excess Withdrawals.
If the GLWB Participant withdraws any of his Covered Fund Value during the Accumulation Phase to satisfy any contribution limitation imposed under federal law, we will consider that to be an Excess Withdrawal. Any withdrawals to satisfy a GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase. As a result, those who will be subject to required minimum distributions should consider the appropriateness of this product. Each GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications. We will deem withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to his overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), to be within the contract limits for the Contract and will not treat such withdrawals as Excess Withdrawals.
How does the Contract Owner/Plan Sponsor apply for the Contract?
The Contract Owner/Plan Sponsor may apply for the Contract by completing an application or other form authorized by us and executing the Contract. The Contract Owner/Plan Sponsor is also required to add the Covered Fund to the eligible investment options for the Retirement Plan. If the application or form is accepted by us at our Administrative Office, we will issue a Contract to the Contract Owner/Plan Sponsor describing the rights and obligations under the Contract. There is a free-look period during which the Contract Owner/Plan Sponsor may return the Contract (see “Return Privilege” later in this Prospectus).
How does a Retirement Plan participant elect the GLWB?
A Retirement Plan participant must elect the GLWB in connection with his purchase of shares of the Covered Fund in his Account under the Retirement Plan. There is no minimum initial investment. Subject to federal tax law and Retirement Plan limitations on Section 403(b) contributions, a GLWB Participant may invest any amount in the Covered Fund. However, the Benefit Base is limited to $5,000,000. Any amount over $5,000,000 will not increase the GLWB Participant’s Benefit Base.
The GLWB may only be elected by participants in Retirement Plans that offer the Covered Fund. There is no free-look period if you purchase a Certificate.
What is the Designated Investment Option?
The following is the currently available Covered Fund:
Empower SecureFoundation® Balanced Fund
If the GLWB Participant purchases shares of the Covered Fund, the GLWB Participant is required to purchase the GLWB.
A GLWB Participant may also later decide not to maintain the GLWB. If so, the GLWB Participant will need to redeem all shares in the Covered Fund in order to cancel the GLWB. A GLWB Participant cannot remain invested in the Covered Fund without owning the GLWB.
Is the GLWB right for Retirement Plan participants?
The GLWB may be right for a Retirement Plan participant if he believes that he may outlive his retirement investments or is concerned about market risk. If a Retirement Plan participant believes that his retirement investments will be sufficient to provide for retirement expenses regardless of market performance or lifespan, then the GLWB may not be right for the Retirement Plan participant. In addition, it is generally not in your best interest to annuitize the Certificate rather than using the GLWB, which is provided as a standard feature, as the annuity payout could be less than the GLWB payment and you would forfeit the Guarantee Benefit Fees paid. Once annuity payments begin, the GLWB Participant can no longer take withdrawals from the GLWB.
The GLWB does not protect the actual value of a Retirement Plan participant’s investments in the Account or guarantee the Covered Fund Value. For example, if a Retirement Plan participant invests $500,000 in the Covered Fund, and the Covered Fund Value has dropped to $400,000 on the Initial Installment Date, we are not required to add $100,000 to the Covered Fund Value. Instead, the GLWB guarantees that when a GLWB Participant reaches the Initial Installment Date, he may begin GAWs based upon a Benefit Base of $500,000, rather than $400,000 (so long as specified conditions are met).
The GAWs are made from the GLWB Participant’s own investment (i.e., GAWs are made from withdrawals of your own money). We start using our money to make Installments to a GLWB Participant only if the Covered Fund Value is reduced to zero due to Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB (e.g., custodian fees or advisory fees), and/or GAWs. We limit our risk under the GLWB in this regard by limiting the amount a GLWB Participant may withdraw each year to GAWs. If a GLWB Participant needs to take Excess Withdrawals, the GLWB Participant may not receive the full benefit of the GLWB, or the GLWB could be cancelled altogether along with the Certificate. For further information, see “The Accumulation Phase– Excess Withdrawal During the Accumulation Phase” and “The GAW Phase– Excess Withdrawals During the Accumulation Phase,” below.
If the return on the Covered Fund Value over time is sufficient to generate gains that can sustain constant GAWs, we may never pay you GAWs from our own money, which means the GLWB would not have provided any financial gain to you. Conversely, if the return on the Covered Fund Value over time is not sufficient to generate gains that can sustain constant GAWs, then the GLWB would be beneficial.
Each Retirement Plan participant should discuss his investment strategy and risk tolerance with his financial advisor before electing to invest in Covered Fund and the GLWB. You should consider the payment of the Guarantee Benefit Fee (which is in addition to any fee paid for the Covered Fund) relative to the benefits and features of the GLWB, your risk tolerance, and proximity to retirement.
RISK FACTORS REGARDING THE CONTRACT
There are a number of risks associated with the Contract and GLWB as described below.
The guarantee that may be provided is contingent on several conditions being met. In certain circumstances a GLWB Participant may not realize a benefit from the GLWB.

•If the Plan Sponsor selects a new record keeper, the GLWB Participant may lose the entire benefit. Currently, the Contracts are only offered to Plan Sponsors of Retirement Plans that select Empower as their record keeper. If the Plan Sponsor elects a new record keeper, it is likely that this will result in the termination of the Contract and the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.
•The Plan Sponsor may cancel the Contract or remove the Covered Fund. The GLWB is an investment option offered by the Retirement Plan and is contingent on the Retirement Plan offering the Covered Fund. The Plan Sponsor may elect to cancel the Contract at any time or remove the Covered Fund from the Retirement Plan’s investment options. If the Plan Sponsor takes either of these actions, the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.
•The GLWB Participant may die before receiving payments from us or may not live long enough to receive enough income to exceed the amount of the Guarantee Benefit Fees paid. If the GLWB Participant (assuming he is the sole Covered Person) dies before the Covered Fund Value is reduced to zero, the GLWB Participant will never receive any payments under the Contract. Neither the Contract nor the GLWB has any cash value or provides a death benefit. Furthermore, even if the GLWB Participant begins to receive Installments in the Settlement Phase, the GLWB Participant may die before receiving an amount equal to or greater than the amount paid in Guarantee Benefit Fees.
•The Covered Fund may perform well enough so that the GLWB Participant may not need the guarantee that may otherwise be provided by the Contract. The Covered Fund is managed by a registered investment adviser, Empower Capital Management, LLC (“ECM”), a wholly owned subsidiary of Empower. ECM has the flexibility to manage the Empower SecureFoundation® Balanced Fund more conservatively to minimize the likelihood that a GLWB Participant will experience a significant loss of capital. Therefore, there is a good chance that the Covered Fund will perform well enough that GAWs will not reduce Covered Fund Value to zero. As a result, the likelihood that we will make payments to the GLWB Participant is minimal. In this case, the GLWB Participant will have paid us the Guarantee Benefit Fee for the life of the GLWB and received no payments in the Settlement Phase in return.
•The GLWB Participant may need to make Excess Withdrawals, which have the potential to substantially reduce or even terminate the benefits available under the Contract as well as terminate the Certificate. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), the GLWB Participant may need to make a withdrawal from the Covered Fund before the start of the GAW Phase or following the start of the GAW Phase in an amount larger than the GAW. These types of withdrawals are Excess Withdrawals that will reduce or eliminate the guarantee that may otherwise be provided by the Contract. There is no provision under the Contract to cure any decrease in the benefits due to Excess Withdrawals. To avoid making Excess Withdrawals, the GLWB Participant will need to carefully manage any withdrawals. The Contract does not require us to warn the GLWB Participant of Excess Withdrawals or other actions with adverse consequences.
•The GLWB Participant may choose to cancel the GLWB prior to a severe market downturn. The GLWB Certificate is not a short-term investment. The GLWB is designed as a long-term investment for retirement savings and to provide lifetime withdrawal benefits to protect the GLWB Participant from outliving the assets in the Covered Fund. If the GLWB Participant terminates the GLWB before reaching the GAW Phase or Settlement Phase, we will not make payments to the GLWB Participant, even if subsequent Covered Fund performance would have reduced the Covered Fund Value to zero.
•Excess withdrawals during a time when the Covered Fund is performing poorly. Excess withdrawals during a downturn in market performance could result in termination of your guaranteed payments and termination of the Certificate.
•The GLWB Participant might not begin making GAWs at the most financially beneficial time. Because of decreasing life expectancy as one ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GAWs (if any) will be. Because of the uncertainty of how long the GLWB Participant will live and how the GLWB Participant’s investments will perform over time, it will be difficult to determine the most financially beneficial time to begin making GAWs.
•If the GLWB Participant moves his assets out of the Retirement Plan, the GLWB Participant may never receive a benefit from the GLWB. The GLWB is currently available to participants in certain Section 403(b) Plans. The Contract is entered into by the Plan Sponsor. If the GLWB Participant moves his assets out of the Retirement Plan, such as by a full distribution of all of the assets in the Plan, or moves to an IRA provider that does not offer the GLWB, the GLWB Participant will cause the GLWB to terminate. In that case, the GLWB Participant may never receive a benefit from the GLWB, and the Guarantee Benefit Fee will not be refunded. See “IRA Rollovers,” below for further information on how to maintain the Benefit Base after an IRA rollover.

•We reserve the right to increase the Guarantee Benefit Fee at any time. If we increase the Guarantee Benefit Fee, then depending upon how long the GLWB Participant lives, the GLWB Participant may not receive enough income to exceed the amount of total fees paid.
•The deduction of the Guarantee Benefit Fee each month will negatively affect the growth of the Covered Fund Value. The growth of the Plan account value is likely important to the GLWB Participant because the GLWB Participant may never receive Installments during Settlement Phase. Therefore, depending on how long the GLWB Participant lives and how other investment options available to the GLWB Participant under the Retirement Plan perform, the GLWB Participant may be financially better off without electing the Covered Fund and GLWB.
•The Contract limits the GLWB Participant’s investment choices. Only one fund is available under the Contract. The Covered Fund may be managed in a more conservative fashion than other mutual funds available to the GLWB Participant. If the GLWB Participant does not elect the GLWB, it is possible that the GLWB Participant may invest under the Retirement Plan in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Covered Fund experiences. It is impossible to know how various investments will fare on a comparative basis.
•The Covered Fund may become ineligible. If the Covered Fund that the GLWB Participant invests in becomes ineligible for the Contract, the GLWB Participant must Transfer the Covered Fund Value to the new Covered Fund in order to keep the Contract in force. There will always be at least one Covered Fund available under the Contract. We reserve the right to designate Covered Funds that were previously eligible for use with the Contract as ineligible for use with the Contract, for any reason including due to changes to their investment objectives. In the event that the Covered Fund becomes ineligible or is liquidated, we will designate a new fund as a Covered Fund. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%. The Guarantee Benefit Fee will not be refunded if the Covered Fund becomes ineligible or is liquidated.
•We may terminate the Contract upon 75 days written notice to the Contract Owner. If we terminate the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that we will not permit additional Contributions to the Covered Fund. However, we will accept reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.
•The Contract will terminate if the Guaranteed Benefit Fee is not paid. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.
Business Continuity Risk
•We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Certificate. Natural and man-made disasters, such as the recent spread of COVID-19, may require a significant contingent of our employees to work from remote locations. Like many businesses, insurance companies are facing challenges due to COVID-19 and its impact on economic conditions and the financial markets. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate effectively by preventing the workforce from working remotely and impair our ability to process Certificate-related transactions or to calculate Certificate values.
The GLWB Participant’s receipt of payments from us is subject to our claims paying ability.
Any payments we are required to make to the GLWB Participant under the Contract will depend on our long-term ability to make such payments.
We will make all payments under the Contract in the Settlement Phase from our general account, which is not insulated from the claims of our third party creditors. Therefore, the GLWB Participant’s receipt of payments from us is subject to our claims paying ability. The Covered Fund does not make payments under the GLWB.
COVID-19 and the resulting impacts on economic conditions and the financial markets may have a material adverse effect on the Company’s business and financial condition. The extent to which the Company’s business may be impacted depends on future developments, which cannot be predicted at this time.

Currently, our financial strength is rated by three nationally recognized statistical rating organizations (“NRSRO”), ranging from superior to excellent to very strong. Our ratings reflect the NRSROs’ opinions that we have a superior, excellent, or a very strong ability to meet our ongoing obligations. An excellent and very strong rating means that we may have somewhat larger long-term risks than higher rated companies that may impair our ability to pay benefits payable on outstanding insurance policies on time. The financial strength ratings are the NRSROs’ current opinions of our financial strength with respect to our ability to pay under our outstanding insurance policies according to their terms and the timeliness of payments. The NRSRO ratings are not specific to the Contract or Certificate.
Additional information regarding our Company and its financial condition may be found in this prospectus under “Financial Information of the Company” as well as Appendix A, which shows the audited financial statements of the Company.
There may be tax consequences associated with the Contract:
•The Contract is novel and innovative and, to date, the tax consequences of the GLWB have not been addressed in published legal authorities. A prospective GLWB Participant should consult a tax advisor before electing the Covered Fund and GLWB. See “Taxation of the Contract and GLWB,” below for further discussion of tax issues relating to the GLWB.
Other Information
•You should be aware of various regulatory protections that do and do not apply to the Contract. The Contract is registered in accordance with the Securities Act of 1933. The issuance and sale of the Contract must be conducted in accordance with the requirements of the Securities Act of 1933.
•We have elected to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 (“1934 Act”) from the requirements to file reports pursuant to Section 15(d) of that Act. In reliance on that exemption, Empower Annuity Insurance Company of America will not file the periodic reports that would otherwise be required under the 1934 Act. Annual Audited Financial Statements and other information regarding the Company required by the Securities Act of 1933 will be provided annually in this prospectus.
•We are neither an investment company nor an investment adviser and do not provide investment advice in connection with the Contract. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act are not applicable with respect to our sale of the Contract.
THE CONTRACT
The Contract is a group fixed deferred annuity contract. The GLWB is offered only to Retirement Plan participants whose assets are invested in the Covered Fund. The Contract is designed for Retirement Plan participants who intend to use the investments in the Covered Fund in their Account as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Covered Fund Value) to provide income payments for retirement or for other purposes. For more information about the Covered Fund, each Retirement Plan participant should talk to his advisor and review the accompanying prospectuses for the Covered Fund.
Provided that specified conditions are met (the Retirement Plan participant elects to invest in the Covered Fund(s); was issued a Certificate (a GLWB Participant); and pays the GLWB Fee when due), the Contract provides for a guaranteed income over the remaining life of the GLWB Participant (or, if these are joint Covered Persons, the remaining lives of both joint Covered Persons), should the Covered Fund Value equal zero as a result of GAWs, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Contract (e.g., custodian fees or advisory fees), and/or Covered Fund performance. (See “Retirement Plan, Advisory, Custodian and Covered Fund Fees and Charges” later in this Prospectus”).
INVESTMENT OPTIONS—THE COVERED FUND
The Contract provides protection relating to Covered Fund by ensuring that, regardless of how the Covered Fund actually performs or the actual Covered Fund Value when the GLWB Participant begins GAWs for retirement or other purposes, the GLWB Participant will receive predictable income payments for as long as the GLWB Participant lives so long as specified conditions noted above are met.
In general, if the GLWB Participant purchases shares of the Covered Fund in his Account, the GLWB Participant is required to purchase the GLWB. The actual date of purchase of the GLWB will depend on which Covered Fund shares are purchased. The Election Date for the Empower SecureFoundation® Balanced Fund is date that the GLWB Participant purchases shares.

If the GLWB Participant later decides that he does not want to maintain the GLWB, he will need to redeem all of his shares in the Covered Fund in order to cancel the GLWB. The GLWB Participant cannot remain invested in the Covered Fund without owning the GLWB.
The Covered Fund will be held in an Account maintained pursuant to the Retirement Plan. The Company issues the Contracts, but the Company is not the GLWB Participant’s investment adviser and does not provide investment advice to the GLWB Participant in connection with the GLWB.
As described in more detail in the Covered Fund prospectus, in addition to the Guarantee Benefit Fee, there are certain fees and charges associated with the Covered Fund, which may reduce the Covered Fund Value. These fees may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, and/or administrative fees.
The following information about the Covered Fund is only a summary of important information that the GLWB Participant should know. More detailed information about the Covered Fund's investment strategies and risks are included in the Covered Fund’s prospectus. Please read that separate prospectus carefully before investing in the Covered Fund.
The Covered Fund is managed by an investment adviser affiliated with us, which may have an incentive to manage the fund in a way to reduce volatility of the fund's returns in order to lower the amounts that we have to pay under the Contract. Offering the Contract in connection with your investment in the Covered Fund, therefore, may subject us to a potential conflict of interest. Reducing volatility may have the effect of lowering the return of the Covered Fund relative to other funds. This may suppress the value of the benefits provided by the Contract because your Benefit Base will reset only when your Covered Fund Value is higher than your Benefit Base. We took into account the Covered Fund's use of strategies to lower volatility when we selected them for use with this Contract. In addition, the Covered Funds is a fund of funds, for which you will pay fees at both fund levels, which will reduce your investment return.
EMPOWER SECUREFOUNDATION® BALANCED FUND
The fund is designed for investors seeking a professionally designed asset allocation program to simplify the accumulation of assets prior to retirement together with the potential benefit of the guarantee that may be provided by the Contract. The fund strives to provide shareholders with a high level of diversification primarily through both a professionally designed asset allocation model and professionally selected investments in underlying portfolios (the “Underlying Portfolios”). The intended benefit of asset allocation is diversification, which is expected to reduce volatility over the long-term.
The fund is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including Underlying Portfolios that may or may not be affiliated with the Empower SecureFoundation® Balanced Fund, cash and cash equivalents.
The fund has two classes of shares, Investor Class and Service Class shares. Each class is identical except that Service Class shares have a distribution or “Rule 12b-1” plan. The distribution plan provides for a distribution fee. Because the distribution fee is paid out of Service Class assets on an ongoing basis, over time these fees will increase the cost of the investment and may cost more than paying other types of sales charges.
Investment Objective
The fund seeks long-term capital appreciation and income.
ADDING AND REMOVING COVERED FUNDS
We may, without the consent of the GLWB Participant or the Contract Owner, offer new Covered Fund(s) or cease offering the currently available Covered Fund. We will notify the Contract Owner whenever the Covered Fund(s) are changed. If we cease offering the currently available Covered Fund in which the GLWB Participant is invested, then the GLWB Participant must transfer the Covered Fund Value to the new Covered Fund in order to keep the Contract in force. There will always be at least one Covered Fund available. This Transfer must be a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of another Covered Fund are purchased on the same day). If it is not a same day Transfer between Covered Funds, then this is considered an Excess Withdrawal. Excess Withdrawals could cause the Benefit Base of the Covered Fund(s) to be reduced to zero, which would generally cause your Certificate to be canceled. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund, may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%.

IRA ROLLOVERS
If the SecureFoundation® Group Fixed Deferred Annuity Certificate (or individual contract in certain states) that we issue in connection with IRAs (the “IRA Certificate”) has been approved in the GLWB Participant’s state of residence and he or she is eligible and permitted by the terms of his or her Retirement Plan documents, the GLWB Participant may rollover the proceeds of his or her tax deferred Retirement Plan, including the GLWB, to his or her IRA. To preserve the GLWB in the rollover, the IRA provider must offer the Covered Fund and the IRA Certificate. If the rollover is from a tax-deferred Retirement Plan and the GLWB Participant has previously elected the GLWB as part of his or her investments in the tax-deferred Retirement Plan, the new Benefit Base may be equal to the Benefit Base as it existed under the GLWB Participant’s prior tax-deferred Retirement Plan immediately prior to the rollover. The new Benefit Base after the IRA rollover will only equal the Benefit Base the GLWB Participant had under the tax-deferred Retirement Plan, if the GLWB Participant: (a) invests the rollover or transfer proceeds covered by the Contract immediately prior to distribution from the tax-deferred Retirement Plan in the Covered Fund(s); (b) invest in a corresponding Covered Fund approved by Empower, as described in the prospectus for the IRA Certificate, except if the GLWB Participant is in the Settlement Phase; and (c) the GLWB Participant requests the restoration of the Benefit Base as it existed under the Retirement Plan. To maintain the same Benefit Base, the GLWB Participant must be in the same Phase that the GLWB Participant was in at the time of the rollover or transfer after the rollover or transfer is complete. If the GLWB Participant does not meet these requirements, a new benefit base will be established that is equal to the Covered Fund Value as of the date of the rollover and the Guarantee Benefit Fee will be calculated as a percentage of the Covered Fund Value.
The GLWB Participant’s new Covered Fund Value after the IRA rollover will initially equal the Covered Fund Value as of the date of the rollover. We will calculate the GLWB Participant’s Guarantee Benefit Fee as a specified percentage of the Covered Fund Value.
THE ACCUMULATION PHASE
As stated previously in this prospectus, the Contract has three phases: an “Accumulation Phase,” “GAW Phase,” and “Settlement Phase.” The Accumulation Phase is described in the following section of this prospectus.
The Accumulation Phase is the period of time between the Election Date, which is the date the GLWB Participant purchases the GLWB, and the first day of the GAW Phase. During this Phase, the GLWB Participant will establish the GLWB Participant’s Benefit Base which will be used later to determine the amount of GAWs.
Covered Fund Value
The GLWB Participant’s Covered Fund Value is the aggregate value of the shares in the Covered Fund held in the GLWB Participant’s Account. If the GLWB Participant’s Covered Fund Value is reduced to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract ( e.g., custodian fees or advisory fees), and/or GAWs, we will make annual payments to the GLWB Participant for the rest of his life. See “The Settlement Phase,” below. The GLWB Participant’s Covered Fund Value also determines the amount of the Guarantee Benefit Fee we deduct. See “Guarantee Benefit Fee,” below.
The GLWB Participant’s Covered Fund Value is an actual cash value separate from the Benefit Base (which is only used to calculate Installment Payments during the GAW Phase and the Settlement Phase). The GLWB Participant’s Covered Fund Value and Benefit Base may not be equal to one another.
We do not increase or decrease the GLWB Participant’s Covered Fund Value. Rather, the GLWB Participant’s Covered Fund Value is increased or decreased in the same manner that all mutual fund values increase or decrease. For example, reinvested dividends, settlements, and positive Covered Fund performance (including capital gains) will increase the GLWB Participant’s Covered Fund Value, and fees and expenses associated with the Covered Fund and negative Covered Fund performance (including capital losses) will decrease the GLWB Participant’s Covered Fund Value.
The GLWB Participant’s Covered Fund Value will also increase each time the GLWB Participant purchases additional fund shares, such as by making a Contract Contribution, and will decrease each time the GLWB Participant redeems shares, such as through payment of the Guarantee Benefit Fee or as a result of Distributions, Excess Withdrawals, Installments, and Transfers from the Covered Fund to another investment option offered under the Retirement Plan (other than another Covered Fund). The GLWB Participant’s Covered Fund Value is not affected by any Ratchet or Reset of the Benefit Base (described below).

Benefit Base
The GLWB Participant’s Benefit Base is separate from the Covered Fund Value. It is not a cash value. Rather, the GLWB Participant’s Benefit Base is used to calculate Installment Payments during the GAW Phase and the Settlement Phase. The GLWB Participant’s Benefit Base and Covered Fund Value may not be equal to one another.
On the GLWB Participant’s Election Date, the initial Benefit Base is equal to the GLWB Participant’s Covered Fund Value on that date. The Covered Fund will have its own Benefit Base. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless the Covered Fund in which you are invested is eliminated or liquidated by us.
•We increase the GLWB Participant’s Benefit Base on a dollar-for-dollar basis each time the GLWB Participant makes a Contribution.
•We decrease the GLWB Participant’s Benefit Base on a proportionate basis each time the GLWB Participant makes an Excess Withdrawal. (See “Example of Effects of an Excess Withdrawal taken during the Accumulation Phase,” later in this Prospectus.)
•On each Ratchet Date (described below), we will increase the GLWB Participant’s Benefit Base to equal the GLWB Participant’s current Covered Fund Value if the GLWB Participant ‘s Covered Fund Value is greater than the GLWB Participant’s Benefit Base. (If so, the GLWB Participant’s Benefit Base will then reflect positive Covered Fund performance.)
A few things to keep in mind regarding the Benefit Base:
•The Benefit Base is used only for purposes of calculating the GLWB Participant’s Installment Payments during the GAW Phase and the Settlement Phase. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.
•It is important that the GLWB Participant does not confuse the Benefit Base with the Covered Fund Value.
•During the Accumulation Phase and the GAW Phase, the Benefit Base will be re-calculated each time the GLWB Participant makes a Contract Contribution or Excess Withdrawal, as well as on an annual basis as described below, which is known as the Ratchet Date.
•The maximum Benefit Base is $5,000,000.
Subsequent Contract Contributions to Your Account
During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Fund in addition to the initial Contract Contribution. Subject to the requirements of federal tax law and the terms of the Retirement Plan, subsequent Contract Contributions can be made by cash deposit, Transfers, or rollovers from certain other retirement accounts. Additional Contract Contributions may not be made after the Accumulation Phase ends.
All additional Contract Contributions made after the Election Date will increase the Benefit Base dollar-for-dollar on the date the Contract Contribution is made. We will not consider the additional purchase of shares of the Covered Fund through reinvested dividends, capital gains, and/or settlements to be a Contract Contribution. However, they will increase the Covered Fund Value.
Empower reserves the right to refuse additional Contract Contributions at any time and for any reason. Exercising this right may limit your ability to increase your Benefit Base by making additional Contract Contributions. If Empower refuses additional Contract Contributions, the GLWB Participant will retain all other rights under the GLWB.
Ratchet Date Adjustments to the Benefit Base
During the Accumulation Phase, the Benefit Base will be evaluated and, if necessary, adjusted on an annual basis. This is known as the Ratchet Date and it occurs on the anniversary of the Election Date. It is important to be aware that even though the GLWB Participant's Covered Fund Value may increase throughout the year due to dividends, capital gains, or settlements from the underlying Covered Fund, the Benefit Base will not similarly increase until the next Ratchet Date. Unlike Covered Fund Value, the GLWB Participant's Benefit Base will never decrease solely due to negative Covered Fund performance.
On each Ratchet Date during the Accumulation Phase, the Benefit Base is automatically adjusted (“ratcheted”) to the greater of:
(a)
the current Benefit Base; or
(b)
the current Covered Fund Value.

Example of Ratchet Date Adjustments during the Accumulation Period
Assume the following:
Benefit Base on Election Date (of January 2) = $100,000
Covered Fund Value on Election Date = $100,000
Increase in Covered Fund Value due to Dividends and Capital Gains paid July 1 = $5,000
Covered Fund Value on July 1 = $105,000
Benefit Base on July 1 = $100,000
No other Contract Contributions, Dividends, or Capital Gains are paid for the rest of the year.
Covered Fund Value on January 2 of the following year = $105,000
So, because the Covered Fund Value is greater than the Benefit Base on the Ratchet Date (January 2 of the following year), the Benefit Base is adjusted to $105,000 effective January 2.
Excess Withdrawals During the Accumulation Phase
Because the GLWB is held in the Account, the GLWB Participant may make withdrawals or change the GLWB Participant’s Account investments at any time and in any amount that the GLWB Participant wishes, subject to any federal tax limitations or Retirement Plan limitations. During the Accumulation Phase, however, any withdrawals or Transfers from the GLWB Participant’s Covered Fund Value will be categorized as Excess Withdrawals. Any withdrawals to satisfy the GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase.
The GLWB Participant should carefully consider the effect of an Excess Withdrawal on both the Benefit Base and the Covered Fund Value during the Accumulation Phase, as this may negatively affect the GLWB Participant’s future benefits under the Contract, or result in termination of the GAWs and the Contract. In the event the GLWB Participant decides to take an Excess Withdrawal, as discussed below, the GLWB Participant’s Covered Fund Value will be reduced dollar-for-dollar in the amount of the Excess Withdrawal. The Benefit Base will be reduced at the time the Excess Withdrawal is made by the ratio of the Covered Fund Value after the Excess Withdrawal reduction is applied.
Accordingly, the GLWB Participant’s Benefit Base will be reduced by more than the amount of the withdrawal when the Benefit Base is greater than the Covered Fund Value, which is likely to occur after periods of negative market performance. This could also result in termination of the Contract and the GAWs.
Example of Effects of an Excess Withdrawal taken during the Accumulation Period
Assume the following:
Covered Fund Value before the Excess Withdrawal adjustment = $50,000
Benefit Base = $100,000
Excess Withdrawal amount: $10,000
So,
Covered Fund Value after adjustment = $50,000 - $10,000 = $40,000
Covered Fund Value adjustment = $40,000/$50,000 = 0.80
Adjusted Benefit Base = $100,000 x 0.80 = $80,000
Types of Excess Withdrawals
All Distributions and Transfers during the Accumulation Phase, including Transfers from the Covered Fund to other investment options, are treated as Excess Withdrawals. An Excess Withdrawal will reduce the GLWB Participant’s Benefit Base and Covered Fund Value. A Distribution occurs when money is paid to the GLWB Participant from the Covered Fund Value. A Transfer occurs when the GLWB Participant transfers money from the Covered Fund to another investment. If the GLWB Participant Transfers any amount out of the Empower SecureFoundation® Balanced Fund after the Guarantee Trigger Date, then the GLWB Participant will be prohibited from making any Transfers into the same Covered Fund for at least ninety (90) calendar days.
Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB Participant’s Covered Fund. The GLWB Participant should carefully monitor his Covered Fund, any withdrawals from his Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant may contact us at (866) 317-6586 for information about the GLWB Participant’s Benefit Base.

Treatment of a Distribution During the Accumulation Phase
At the time of any partial or periodic Distribution, if the Covered Person is 55 years of age or older, the GLWB Participant may elect to begin the GAW Phase (as described below) and begin receiving GAWs at that time. If the GLWB Participant chooses not to begin the GAW Phase, the Distribution will be treated as an Excess Withdrawal and will reduce the GLWB Participant's Covered Fund Value and your Benefit Base (as described above).
If the Covered Person is not yet 55 years old, then any partial or periodic Distribution will be treated as an Excess Withdrawal as described above.
Any Distribution made during the Accumulation Phase to satisfy any contribution limitation imposed under federal law will be considered an Excess Withdrawal at all times. The GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications. Excess Withdrawals could result in federal and/or state taxes.
Loans
During the Accumulation Phase, the GLWB Participant may take a loan on his or her Account, if allowed by the Retirement Plan and the Code.
Any amount withdrawn from the Covered Fund Value to fund the loan will be treated as an Excess Withdrawal. Loan repayments to the Covered Fund will increase the Benefit Base dollar-for-dollar and are invested in the Covered Fund dollar-for-dollar. If the loan reduces the Covered Fund Value to zero, Transfer(s) will not be permitted into the same Covered Fund for at least ninety (90) calendar days after the loan, but the GLWB Participant may continue to direct other Contract Contributions into the Covered Fund and establish a new Election Date.
If a Retirement Plan loan is outstanding that affects the Covered Fund Value, the GLWB Participant must repay the Plan loan before the GAW Phase can begin and Installments are paid. Retirement Plan loans cannot be made from Covered Fund Value during GAW Phase or Settlement Phase. No interest is charged on loans.
Death During the Accumulation Phase
If a GLWB Participant dies during the Accumulation Phase, then the GLWB will terminate and the Covered Fund Value will be paid to the Beneficiary in accordance with the terms of the Retirement Plan and the Code (unless an election is permitted and made by a Beneficiary that is the spouse of the GLWB Participant). A Beneficiary that is the spouse of the GLWB Participant may choose either to:
•become a new GLWB Participant and maintain the deceased GLWB Participant’s current Benefit Base (or proportionate share if multiple Beneficiaries) as of the date of death; or
•establish a new Account with a new Benefit Base based on the current Covered Fund Value on the date of the deceased GLWB Participant’s death.
In either situation, the spouse Beneficiary shall become a GLWB Participant and the Ratchet Date will be the date when his or her Account is established.
If permitted by the Retirement Plan and the Code, a Beneficiary who is not the spouse of the GLWB Participant cannot elect to maintain the current Benefit Base, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established.
To the extent to that the Beneficiary becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Contract, the Retirement Plan, and the Code. Any election made by Beneficiary pursuant to this section is irrevocable.
THE GAW PHASE
The GAW Phase begins when the GLWB Participant elects to receive GAWs under the Contract. The GAW Phase continues until the Covered Fund Value reaches zero and the Settlement Phase begins.
The GAW Phase cannot begin until all Covered Persons attain age 55 and are eligible to begin distributions under the Retirement Plan and the Code. If the GLWB Participant is still in the employment of the Plan Sponsor, the Code generally does not permit distributions to commence prior to age 59 1∕2. The Retirement Plan and the Code may impose other limitations on distributions.

Distributions prior to age 59 1∕2 may be subject to a penalty tax. Installments will not begin until Empower receives appropriate and satisfactory information about the age of the Covered Person(s) in good order and in manner reasonably satisfactory to Empower.
In order to initiate the GAW Phase, the GLWB Participant must submit a written Request to Empower. At that time, the GLWB Participant must provide sufficient documentation for Empower to determine the age of each Covered Person.
Because the GAW Phase cannot begin until all Covered Persons under the GLWB attain age 55, any Distributions taken before then will be considered Excess Withdrawals and will be deducted from the Covered Fund Value dollar for dollar and Benefit Base on a proportionate basis. See “Accumulation Phase,” above for more information. No Contract Contributions may be made to the Covered Fund(s) on and after the Initial Installment Date, which is the date that GAWs begin.
Because of decreasing life expectancy as the GLWB Participant ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GLWB Participant’s GAWs (if any) will be. The GLWB Participant should talk to his advisor before initiating the GAW Phase to determine the most financially beneficial time for the GLWB Participant to begin taking GAWs.
Installments
It is important that you understand how the GAW is calculated because it will affect the benefits the GLWB Participant receives under the Contract. Once the GAW Phase has been initiated and the age of the Covered Person(s) is verified, we will determine the amount of the GAW.
To determine the amount of the GAW, we will compare the vested portion of the current Benefit Base to the current Covered Fund Value on the Initial Installment Date. To determine the vested portion of (“Vested %”) of the Benefit Base, the vested portion of the Covered Fund is divided by the total Covered Fund Value. If the GLWB Participant is less than fully vested, the GAW will be based upon the Vested % of the Covered Fund Value and Benefit Base. If the vested Covered Fund Value is greater than the Vested % of the Benefit Base, we will increase the Benefit Base to equal the vested Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “The GAW Phase– Vesting,” below.
During the GAW Phase, the GLWB Participant’s Benefit Base will receive an annual adjustment or “ratchet” just as it did during the Accumulation Phase. The GLWB Participant’s Ratchet Date will become the anniversary of Initial Installment Date and will no longer be the anniversary of the Election Date.
Just like the Accumulation Phase, the Benefit Base will be automatically adjusted on an annual basis, on the Ratchet Date, to the greater of:
(a)
the current Benefit Base; or
(b)
the current Covered Fund Value.
The GLWB Participant’s Benefit Base is used to calculate the GAW he receives. However, even though the Benefit Base is adjusted annually, the GAW% will not change unless the GLWB Participant requests a Reset of the GAW%. See “The GAW Phase—Optional Resets of the GAW% During the GAW Phase,” below.
It is important to note that Installments during the GAW Phase will reduce the GLWB Participant’s Covered Fund Value on a dollar-for-dollar basis, but they will not reduce the GLWB Participant’s Benefit Base.
Calculation of Installment Amount
The GAW% is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person.
The GAW is based on a percentage of the Benefit Base pursuant to the following schedule:
Sole Covered Person	Joint Covered Person
4.0% for life at ages 55-64	3.5% for youngest joint life at ages 55-64
5.0% for life at ages 65-69	4.5% for youngest joint life at ages 65-69

6.0% for life at ages 70-79	5.5% for youngest joint life at ages 70-79
7.0% for life at ages 80+	6.5% for youngest joint life at ages 80+
The GAW will then be calculated by multiplying the Benefit Base by the GAW%. The amount of the Installment equals the GAW divided by the number of payments per year under the elected Installment Frequency Option, as described below.
Numerical Example of GAW Calculation
Assume the following:

Sole Covered Person - 100% Vested
Age of Covered Person at Initial Installment Date: 60
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 4.0%

GAW% x Vested % x = 4.0% x $120,000 = $4,800
Installment Frequency = Monthly (12 payments per year)

So GAW/Installment Frequency = $4,800/12 = $400
The monthly Installment will be $400
Numerical Example of GAW Calculation, Joint Covered Persons
Assume the following:

Joint Covered Persons - 100% Vested
Age of primary Covered Person at Initial Installment Date: 65
Age of joint Covered Person at Initial Installment Date: 58
Youngest Age for Determination of GAW: 58
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 3.5%

GAW% x Vested % x (Adjusted Benefit Base) = 3.5% x $120,000 = $4,200
Installment Frequency = Monthly (12 payments per year)
So GAW/Installment Frequency = $4,200/12 = $350
The monthly Installment will be $350
* On the Initial Installment Date, we compare the current Benefit Base to the current Covered Fund Value. If the Covered Fund Value is greater than the Benefit Base, we will increase the Benefit Base to equal the Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “Installments,” above.
Any election which affects the calculation of the GAW is irrevocable. Please consider all relevant factors when making an election to begin the GAW Phase. For example, an election to begin receiving Installments based on a sole Covered Person cannot subsequently be changed to joint Covered Persons once the GAW Phase has begun. Similarly, an election to receive Installments based on joint Covered Persons cannot subsequently be changed to a sole Covered Person, nor may the beneficiary designation of a joint election be changed.
Installment Frequency Options
The GLWB Participant's Installment Frequency Options are as follows:
(a)
Annual– the GAW will be paid on the Initial Installment Date and each anniversary annually, or next business day, thereafter.

(b)
Semi-Annual– half of the GAW will be paid on the Initial Installment Date and in Installments every 6 month anniversary, or next business day, thereafter.
(c)
Quarterly– one quarter of the GAW will be paid on the Initial Installment Date and in Installments every 3 month anniversary, or next business day, thereafter.
(d)
Monthly– one-twelfth of the GAW will be paid on the Initial Installment Date and in Installments every monthly anniversary, or next business day, thereafter.
The GLWB Participant may Request to change the Installment Frequency Option starting on each Ratchet Date during the GAW Phase.
Vesting
The GAW for a GLWB Participant who is employed, but not fully vested under the Retirement Plan, is based on the GLWB Participant’s Vested % of the Benefit Base, as determined by dividing the vested portion of the Covered Fund by the total Covered Fund Value. As the GLWB Participant continues to vest, the GAW is proportionately adjusted to reflect additional vested amounts of Covered Fund Value on each Ratchet Date.
Should the GLWB Participant who has elected to begin the GAW Phase not become fully vested because of severance from service or any other reason, any unvested Covered Fund Value shall be returned to the Plan’s forfeiture account and the Benefit Base will adjust proportionately.
Numerical Example of Calculation of GAW where GLWB Participant is not fully vested:
•GLWB Participant information:
•$100,000 Benefit Base
•GAWs start at age 62: GAW% at 5%
•Vested % at age 62: 50%
•Vested % at age 63: 60%
•Vested % at age 64: 70%
•Guaranteed Annual Withdrawal = Benefit Base x Vested % x GAW %
•Age 62 (when GAWs start): $100,000 x 50% x 5% = $2,500
•Age 63 (on next Ratchet Date): $100,000 x 60% x 5% = $3,000
•Age 64 (on next Ratchet Date): $100,000 x 70% x 5% = $3,500
A GLWB Participant who has severed service, but is not fully vested in the Plan may elect GAWs, if eligible pursuant to the terms of the Contract and the Plan. The Benefit Base shall be reduced proportionately based on the vested Covered Fund Value with unvested Covered Fund Value returned to the Plan’s forfeiture account.
Numerical Example of Calculation of GAW where non-fully vested GLWB Participant is not eligible for adjustment:
•GLWB Participant information:
•$100,000 Benefit Base
•$60,000 Covered Fund Value
•GAWs start at age 62: 5%
•Vested % at age 62: 50%
•When GAWs start:
•Unvested Covered Fund Value is returned to Plan’s forfeiture account
•Unvested Covered Fund Value: 0.50% x $60,000 = $30,000
•Note: Covered Fund Value is reduced by 50%
•Benefit Base is adjusted proportionately to Covered Fund Value reduction:
•Benefit Base Adjustment: 0.50% x $100,000 = $50,000
•Note: New Benefit Base is $50,000
•GAWs start based on new Benefit Base:

•GAW = 5% x $50,000 = $2,500
Lump Sum Distribution Option
At any time during the GAW Phase, if the GLWB Participant is receiving Installments more frequently than annually, the GLWB Participant may elect to take a lump sum Distribution up to the remaining scheduled amount of the GAW for that year.
Numerical Example of Lump Sum Distribution
Assume the following:
GAW = $4,800 with a monthly distribution of $400
Three monthly Installments have been made (3 x $400 = $1,200)
Remaining GAW = GAW– paid Installments to date = $4,800 - $1,200 = $3,600
So, a Lump Sum Distribution of $3,600 may be taken.
Suspending and Re-Commencing Installments After a Lump Sum Distribution
It is the GLWB Participant's responsibility to Request the suspension of the remaining Installments that are scheduled to be paid during the year until the next Ratchet Date and to re-establish Installments upon the next Ratchet Date, if applicable. If the GLWB Participant chooses not to suspend the remaining Installments for the year, an Excess Withdrawal may occur. See “Effect of Excess Withdrawals During the GAW Phase,” described below.
After receiving a Lump Sum Distribution and suspending Installments, the GLWB Participant must notify Empower that the GLWB Participant wishes to recommence Installment payments for the next year. Empower must receive notice 30 calendar days before the next Ratchet Date that the GLWB Participant wishes to recommence payments; otherwise, Empower will not make any Installments. The Ratchet Date will not change if Installments are suspended.
Optional Resets of the GAW% During the GAW Phase
The GLWB Participant may Request, on an annual basis, a Reset of the GAW% during the GAW Phase at least thirty (30) calendar days prior to the Ratchet Date.
If requested, Empower will multiply the Covered Fund Value as of the Ratchet Date by the GAW% (based on the GLWB Participant's, or the younger joint Covered Person’s, Attained Age on the Ratchet Date) and determine if it is higher than the current Benefit Base multiplied by the current applicable GAW%. If so, the current GAW% will change to the Attained Age GAW% and the Benefit Base will change to the current Covered Fund Value as of the Ratchet Date. If it does not, the Reset shall be void but a Ratchet may still occur. If the Reset takes effect, it will be effective on the Ratchet Date as the Ratchet Date does not change due to Reset.
If	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) is greater than (Current GAW%) x (Current Benefit Base)
Then	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) becomes new GAW and (Covered Fund Value) = (New Benefit Base)
Numerical Example When Reset is Beneficial
Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $120,000
Current Benefit Base = $125,000
Current GAW% before Ratchet Date: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW%) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained Age GAW%) x (Covered Fund Value) = 6% x $120,000 = $7,200

So, New GAW Amount is $7,200
New Benefit Base is $120,000
New GAW% is 6%
Numerical Example When Reset is NOT Beneficial
Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $75,000
Current Benefit Base = $125,000
Current GAW% before Ratchet: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW %) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained age withdrawal %) x (Covered Fund Value) = 6% x $75,000 = $4,500

So, because $4,500 is less than current GAW of $5,000, no Reset occurs.
Effect of Excess Withdrawals During the GAW Phase
After the Initial Installment Date, a Distribution or Transfer that is greater than the GAW will be considered an Excess Withdrawal. The Benefit Base will be adjusted by the ratio of the new Covered Fund Value (after the Excess Withdrawal) to the previous Covered Fund Value (after the GAW).
If an Excess Withdrawal occurs, the GAW and current Benefit Base will be adjusted on the next Ratchet Date. When the Benefit Base is greater than the Covered Fund Value, an Excess Withdrawal may reduce your future benefits by more than the dollar amount of the Excess Withdrawal.
Numerical Example Effect of Excess Withdrawals During the GAW Phase
Assume the following:

Covered Fund Value before GAW = $55,000
Benefit Base = $100,000
GAW%: 5%
GAW Amount = $100,000 x 5% = $5,000

Total annual withdrawal: $10,000

So,

Excess Withdrawal = $10,000– $5,000 = $5,000
Covered Fund Value after GAW = $55,000– $5,000 = $50,000
Covered Fund Value after Excess Withdrawal = $50,000– $5,000 = $45,000
Covered Fund Value Adjustment due to Excess Withdrawal = $45,000/$50,000 = 0.90
Adjusted Benefit Base = $100,000 x 0.90 = $90,000
Adjusted GAW Amount (assuming no Benefit Base increase on succeeding Ratchet Date) = $90,000 x 5% = $4,500
Withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the GLWB Participant’s overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB Participant and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern.
Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB

Participant’s Covered Fund. The GLWB Participant should carefully monitor the GLWB Participant’s Covered Fund, any withdrawals from the GLWB Participant’s Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant’s may contact us at 1-866-317-6586 for information about the GLWB Participant’s Benefit Base.
Death During the GAW Phase
If the GLWB Participant Dies After the Initial Installment Date as a Sole Covered Person.
If the GLWB Participant dies after the Initial Installment date without a joint Covered Person, the GLWB will terminate and no further Installments will be paid. The remaining Covered Fund Value shall be distributed in accordance with the Code and the terms of the Retirement Plan and the Account in which the Covered Fund is held. If permitted by the Retirement Plan and the Code, the GLWB Participant’s Beneficiary may elect to become the GLWB Participant in which event an initial Benefit Base shall be established and he or she will be subject to all terms and conditions of the Contract and the Code. This will be a new Election Date. Any election made by the Beneficiary is irrevocable.
If the GLWB Participant Dies After the Initial Installment Date while Joint Covered Person is Living.
Upon the GLWB Participant’s death after the Initial Installment Date, and while the joint Covered Person is still living, the joint Covered Person/Beneficiary will continue to receive GAW Installments based on the GLWB Participant’s original election until his or her death, if permitted by the Retirement Plan and the Code. Installments may continue to be paid to the surviving Covered Person based on the GAW% for joint Covered Persons as described above.
After the joint Covered Person’s death, the GLWB will terminate, no further Installments will be paid, and any remaining Covered Fund Value will be distributed in accordance with the Code and the terms of the Retirement Plan and the Contract. Alternatively, he or she may elect to receive his or her portion of the Covered Fund Value on the date of death as a lump sum Distribution or can separately elect to become an Owner and will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan, and the Code. If the surviving Covered Person elects to separately become an Owner, the date of the election will be the new Ratchet Date.
Any election made by the Beneficiary is irrevocable.
THE SETTLEMENT PHASE
The Settlement Phase begins when the Covered Fund Value has reduced to zero as a result of negative Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or GAWs, but the Benefit Base is still positive. It is also important to understand that the Settlement Phase is the first time that we use our own money to make Installments to the GLWB Participant. During the GAW Phase, the GAWs are made first from the GLWB Participant’s own investment.
Installments continue for the GLWB Participant’s life under the terms of the Contract, but all other rights and benefits (including any death benefit to a Beneficiary) under the Contract will terminate. Installments will continue in the same frequency as previously elected, and cannot be changed during the Settlement Phase. Distributions and Transfers are not permitted during the Settlement Phase.
During the Settlement Phase, the Guarantee Benefit Fee will not be deducted from the Installments.
When the last Covered Person dies during the Settlement Phase, the GLWB will terminate and no Installments or death benefit will be paid to the Beneficiary.
EXAMPLES OF HOW THE GLWB WORKS
A note about the examples:
•All Contract Contributions are assumed to be at the end of the year and occur immediately before the next Ratchet Date.
•All withdrawals are assumed to be at the beginning of the year and occur on the Ratchet Date.
•All GLWB Participants are assumed to be fully vested.
•All positive investment performance of the Covered Fund is assumed to be net of investment management fees.
•In all of the examples, the GLWB Participant has access to his Covered Fund Value until it is depleted:

•If the GLWB Participant dies before the Covered Fund Value is depleted, the remaining Covered Fund Value would be available to beneficiaries.
•If the GLWB Participant needs to take a withdrawal in excess of the GLWB Participant’s GAW, the GLWB Participant may take up to the Covered Fund Value, which will be considered an Excess Withdrawal.
Example 1– Basic: Assume the GLWB Participant buys the GLWB at age 65 and starts taking GAWs in annual Installments immediately. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 10% in the first two years and increases by 5% every year thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%
•GAW Amount: $500,000 x 5% = $25,000
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Year 1: -10%, Year 2: -10%, Years 3+: 5%
Result:
•The GLWB Participant annually withdraws $25,000 from the GLWB Participant’s Covered Fund until about age 87 when the Covered Fund is depleted:
•At age 87 the GLWB Participant’s Covered Fund Value is $11,514.
•The GLWB Participant withdraws the $11,514, which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase.
•We provide the remaining $13,486 necessary to make the Installment of $25,000.
•We continue to pay Installments of $25,000 each year for the GLWB Participant’s life.
Illustration:

Example 2– Ratchet: Assume the GLWB Participant buys the GLWB at age 55 and starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) increases by 5% in years 1 through 7, decreases by 10% in years 8 through 11, and increases by 5% thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%

•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 7: 5%, Years 8 through 11: -10%, Years 12+: 5%
Result:
•Positive Covered Fund performance through year 7 results in the Covered Fund Value of $649,160 on the Ratchet Date.
•The GLWB Participant’s Benefit Base Ratchets to $649,160.
•Covered Fund Value at the beginning of year 10 is $454,559, but GAWs are based on the Benefit Base, which is $649,160.
•GAWs are $649,160 x 5% = $32,458.
•The GLWB Participant annually withdraws $32,458 from the GLWB Participant’s Covered Fund until about age 80 when the Covered Fund is depleted:
•At age 80, the GLWB Participant’s Covered Fund Value is $23,926.
•The GLWB Participant withdraws the $23,926 which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $8,532 necessary to make the Installment $32,458.
•We continue to pay Installments of $32,458 each year for the GLWB Participant’s life.
Illustration:

Example 3– Additional Contract Contributions: Assume the GLWB Participant buys the GLWB at age 55 and the GLWB Participant makes annual Contributions of $2,500 until the GLWB Participant starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 5% in years 1 through 10 and increases by 5% thereafter.
Details :
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•Additional Annual Contract Contributions until GAWs Begin: $2,500
•GAW Percent: 5%
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 10: -5%, Years 11+: 5%
Result:
•Poor Covered Fund performance in years 1 through 10 results in the Covered Fund Value of $282,593 at the end of year 10.

•The GLWB Participant’s Benefit Base at the end of year 10 is $525,000 as a result of the additional Contract Contributions in years 1 through 10.
•GAWs are $525,000 x 5% = $26,250.
•The GLWB Participant annually withdraws $26,250 from the GLWB Participant’s Covered Fund until about age 78 when the Covered Fund is depleted:
•At age 78, the GLWB Participant’s Covered Fund Value is $11,531.
•The GLWB Participant withdraws the $11,531, which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $14,719 necessary to make the Installment $26,250.
•We continue to pay Installments of $26,250 each year for the GLWB Participant’s life.
Illustration:

GUARANTEE BENEFIT FEE
After the GLWB Participant purchases the GLWB, the GLWB Participant is required to pay the Guarantee Benefit Fee. The Guarantee Benefit Fee is set forth in the Contract, and is based on the dollar amount of the GLWB Participant’s Covered Fund Value (which may be the same as, higher than, or lower than, the Benefit Base due to factors that affect the Covered Fund Value between Ratchet Dates, such as Covered Fund performance). The Guarantee Benefit Fee will be deducted monthly as a separate charge from the GLWB Participant’s Covered Fund and will be paid by redeeming the number of fund shares of the GLWB Participant’s Covered Fund equal to the Guarantee Benefit Fee.
Pursuant to the terms of the GLWB, we will collect the fee from the custodian on a monthly basis in arrears. We reserve the right to change the frequency of the deduction, but will notify the Plan Sponsor and the GLWB Participant in writing at least thirty (30) days prior to the change. Because the Benefit Base may not exceed $5,000,000, we will not charge the Guarantee Benefit Fee on an amount of the GLWB Participant’s Covered Fund Value that exceeds $5,000,000.
Currently the Guarantee Benefit Fee is 1.20% and is subject to a minimum of 0.70% and a maximum of 1.50%. This is the guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for the GLWB. We may change the current fee within this minimum and maximum range at any time upon thirty (30) days written notice to the Plan Sponsor and the GLWB Participant. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. We reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial, and other services, and charges imposed by the mutual funds in which the GLWB Participant invests.
At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be less than the Benefit Base:

Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Less Than Benefit Base)
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be greater than the Benefit Base:
Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Greater Than Benefit Base)
Date: 1/31
Covered Fund Value = $130,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $130,000 / 12 = $130.00
The Guarantee Benefit Fee compensates us for the costs and risks we assume for providing the GLWB (including marketing, administration, and profit).
If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.
Will a GLWB Participant pay the same amount (in dollars) for the Withdrawal Guarantee every month?
Example 1: Declining Covered Fund Value results in declining Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $90,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $90,000 / 12 = $90.00
Note: in this example, the Guarantee Benefit Fee declined because the Covered Fund Value declined. This could be the result of negative Covered Fund performance.
Example 2: Increasing Covered Fund Value results in increasing Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $120,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $120,000 / 12 = $120.00
Note: in this example, the Guarantee Benefit Fee increased because the Covered Fund Value increased. This could be the result of several factors including positive Covered Fund performance, Transfers, or Contract Contributions.

RETIREMENT PLAN, ADVISORY, CUSTODIAN AND COVERED FUND FEES AND CHARGES
In addition to the Guarantee Benefit Fee, we will deduct other fees not associated with the Contract or the GLWB (such as Retirement Plan, advisory, custodian and Covered Fund fees and charges) from the GLWB Participant Covered Fund Value and other investment options (as well as from the GLWB Participant Covered Fund Values and other investment options) on a pro-rata basis by redeeming shares of such funds. These fees will be deducted daily, monthly, or quarterly, and may vary by GLWB Participants and Retirement Plan. Deduction of these fees will reduce the Covered Fund Value dollar-for- dollar but will not affect the Benefit Base.
DIVORCE PROVISIONS UNDER THE CONTRACT
In the event of a divorce whose decree affects the GLWB, we will require written notice of the divorce in a manner acceptable to us and a copy of the applicable Qualified Domestic Relations Order (“QDRO”). A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable with respect to a GLWB Participant. A QDRO may also assign an Alternate Payee the right to receive these benefits.
Depending on which phase the GLWB is in when we receive the QDRO, the benefits of the GLWB will be altered to comply with the QDRO. The Alternate Payee under the QDRO may make certain elections during the Accumulation or GAW Phases. Any elections made by the Alternate Payee are irrevocable to the extent that an Alternate Payee becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan and the Code.
During the Accumulation Phase
Empower will make payments to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the Accumulation Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If the Alternate Payee is the GLWB Participant’s spouse during the Accumulation Phase, he or she may elect to become a GLWB Participant, either by:
(i)
maintaining the current proportionate Benefit Base of the previous GLWB Participant; or
(ii)
establishing a new Benefit Base based on the current Covered Fund Value on the date his or her Account is established and he or she will continue as a GLWB Participant.
If the Alternate Payee elects to maintain the current Benefit Base, the Benefit Base and the Covered Fund Value will be divided between the GLWB Participant and the Alternate Payee. The Covered Fund Value will be divided pursuant to the terms of the QDRO. The Benefit Base will be divided in the same proportion as the Covered Fund Value.
In either situation, the Alternate Payee’s Election Date shall be the date the Account is established.
A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base, or proportionate share, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.
During the GAW Phase
Empower will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the GAW Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If there is a Sole Covered Person
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split. If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to become a GLWB Participant.

If there are two Covered Persons
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split, based on the amounts calculated pursuant to the joint Covered Person GAW%.
If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to continue proportionate GAWs in the GAW Phase based on the amounts calculated pursuant to the joint Covered Persons GAW%, described in the “GAW Phase – Calculation of Installment,” after the accounts are split. A new Ratchet Date will be established for the Alternate Payee on the date the Accounts are split. Within thirty (30) days of each person’s Ratchet Date, the GLWB Participant and Alternate Payee can each elect a Reset based on the person’s own Attained Age GAW% for joint Covered Persons.
In the alternative, the Alternate Payee may establish a new GLWB in the Accumulation Phase with the Benefit Base based on the current Covered Fund Value on the date his or her Account is established.
During the Settlement Phase
If a Request in connection with a QDRO is approved during the Settlement Phase, Empower will divide the Installment pursuant to the terms of the QDRO. Installments will continue pursuant to the lives of each payee.
EFFECT OF ANNUITIZATION
If the Code and the Retirement Plan permit and the GLWB Participant elects to annuitize, prior to the Initial Installment Date, the GLWB will terminate for those Covered Fund assets and the Guarantee Benefit Fee will not be refunded. If, based upon information provided by the Contract Owner, the GLWB Participant is entitled to a Distribution under the applicable terms and provisions of the Retirement Plan and the Code, all or a portion of the Account may be applied to an annuity payment option selected by the GLWB Participant, so long as the requirements of the Code and the Retirement Plan are met. Thereafter, the GLWB shall no longer be applicable with respect to amounts in the annuity payment option.
The amount to be applied to an annuity payment option is: (i) the portion of the vested Account Value elected by GLWB Participant, less (ii) Applicable Tax, if any, less (iii) any fees and charges described in the Contract. The minimum amount that may be applied under the elected annuity option is $5,000. If any payments to be made under the elected annuity payment option will be less than $50, Empower may make the payments in the most frequent interval that produces a payment of at least $50. There is no maximum age limitation at which time annuitization may be elected under the Certificate, and annuitization is not required.
Empower will issue a certificate or other statement setting forth in substance the benefits, rights, and privileges to which such person is entitled under the Contract, to each Annuitant describing the benefits payable under the elected annuity payment option.
Election of Annuity Options
An Annuitant is required to elect an annuity payment option and select the frequency of payments. The Annuitant must Request an annuity payment option or change an annuity payment option no later than 30 days prior to the Annuity Commencement Date elected by the GLWB Participant.
To the extent available under the Code and the Retirement Plan, the annuity payment options are:
•Income for Single Life Only
•Income for Single Life with Guaranteed Period
•Income for Joint Life Only
•Income for Joint Life with Guaranteed Period
•Income for a Specific Period
•Any other form of annuity payment permitted under the Retirement Plan, if acceptable to Empower.
The annuity option that will always be available is the Income for Single Life Only Annuity. If this annuity option is elected, Empower will make payments to the Annuitant at a frequency specified in the annuity certificate or other statement for the duration of the Annuitant’s lifetime. Payments will cease pursuant to the terms of the certificate or other statement.

Annuity payment frequency must be selected from the following:
•Monthly
•Quarterly
•Semi-annually
•Annually.
Annuity purchase rates will be the same rates that are available for a Single Premium Immediate Annuity currently offered by Empower at the time of annuitization.
It is generally not beneficial to annuitize this Certificate. The Certificate was designed specifically to provide the GLWB, and the GLWB Participant will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
TERMINATION OF THE CONTRACT
Either Empower or the Plan Sponsor may terminate the Contract with advance written notice to the other party. The Contract termination date shall be the seventy-fifth (75th) or next Business Day after the date written notice is received in the Administrative Offices in good order. Prior to the Contract termination date, Empower and the Plan Sponsor may agree to an alternate Contract termination date.
If the Plan Sponsor Terminates the Contract
Under the terms of the Contract, the Plan Sponsor may terminate the Contract. In this event, all benefits, rights, and privileges provided by the Contract shall terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract. If the Plan Sponsor terminates the Contract, the Plan Sponsor may not apply for a new contract until ninety (90) calendar days after the date of the most recent Contract termination. In the event of termination, the GLWB Participant may choose to utilize the Covered Fund Value in the following ways:
If the GLWB Participant is eligible to receive Distributions under the Retirement Plan:
(a)
the GLWB Participant may elect a direct rollover of the Covered Fund Value to an IRA that offers an Empower approved GLWB feature, if available. In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature.
(b)
the GLWB Participant may choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit the GLWB Participant to apply the Benefit Base and GAW to such feature. In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s).
If the GLWB Participant does not elect or is not eligible to receive a Distribution:
The Covered Fund Value will be liquidated and invested pursuant to the terms of the Retirement Plan. This liquidation will cause the Benefit Base and the Covered Fund Value to be reduced to zero and any and all other benefits provided under the Contract and GLWB shall terminate on the Contract termination date.
Generally, effective January 1, 2020, if the Plan Sponsor eliminates a lifetime income investment from the Retirement Plan, GLWB Participants may be eligible to receive a Distribution 90 days prior to the date such lifetime income investment is no longer available. Please consult with your Plan Sponsor and/or qualified tax advisor.
For GLWB Participants that have reached the Settlement Phase on or before the date of the termination of the Contract, Installments will continue for as long as the GLWB Participant shall live.
If Empower Terminates the Contract
If Empower terminates the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that additional Contributions may not be invested in the Covered Fund(s) other than reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.

Other Termination
In addition, if the Plan Sponsor terminates the Retirement Plan or moves the Retirement Plan to a provider that does not offer the Contract, the Contract will terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract.
MISCELLANEOUS PROVISIONS
Periodic Communications to GLWB Participants
Account statements will be provided to GLWB Participants periodically by the Plan Sponsor, or its designated third party.
Amendments to the Contract
The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Contracts, unless the Company reasonably determines the change would be favorable for all existing Contract Owners, in which case the Company will notify the Contract Owner and the GLWB Participants. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Contract Owner to an amendment will be obtained to the extent required by law.
Assignment
The interests of the Plan Sponsor in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated. The interests of the GLWB Participant in the GLWB may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated.
Cancellation
The GLWB Participant can cancel GLWB by causing the Covered Fund Value or the Benefit Base to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal occurs as a result of a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of a new replacement Covered Fund are purchased on the same day,) then the GLWB will not be cancelled even if the Benefit Base of the Covered Fund is reduced to zero.
There is no free look provision if a Retirement Plan participant purchases the GLWB. (See “Return Privilege,” later in this prospectus.)
Misstatements
We may require adequate proof of the age and death of the Annuitant, GLWB Participant or Covered Person(s) before processing a Request for GAWs and annuity payments. If the age of the Annuitant, GLWB Participant or Covered Person(s) has been misstated, the Installment or annuity payment established for him or her will be made on the basis or his or her correct age.
Any correction required due to misstatements may be corrected by Empower, including increasing or decreasing future payments, in accordance with applicable law.
FINANCIAL CONDITION OF THE COMPANY
Like many businesses, insurance companies are facing challenges due to COVID-19. We know it is important for you to understand how these or similar events may affect our ability to meet guarantees that may be provided under the Contract. The Contract is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy all obligations under the Contracts. Installments during Settlement Phase (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, funding agreements, funding agreements backing notes and guaranteed investment contracts (“GICs”), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the Contract would generally receive the same priority as our other policyholder obligations.
As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
Additional information regarding the Company, its business, senior management, and financial condition, is presented below in “Additional Information Regarding the Company.” We encourage both existing and prospective Contract Owners and GLWB Participants to read and understand our audited financial statements, which are included in this prospectus in “Appendix A – Company Financial Statements and Other Financial Information.” We prepare our audited financial statements on a statutory basis pursuant to laws and regulations promulgated by the Colorado Division of Insurance (this method of accounting is referred to herein as “Statutory” accounting). You may obtain a free copy of our financial statements for the most recent fiscal year by calling (800) 537-2033 or writing to the Administrative Office. In addition, our financial statements filed with this prospectus are available on the SEC’s website at www.sec.govand on our website at www.empower.com.
There is also information available on our website on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.
TAXATION OF THE CONTRACT AND GLWB
The following is a general discussion based on our interpretation of current United States federal income tax laws. This discussion does not address all possible circumstances that may be relevant to the tax treatment of a particular GLWB Participant. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your Account except insofar as they may be affected by the holding of a GLWB. Further, it does not address the consequences, if any, of holding a GLWB under applicable federal estate tax laws or state and local income and inheritance tax laws. You should also be aware that the tax laws may change, possibly with retroactive effect. Prospective Contract Owners and GLWB Participants should consult their own tax advisors regarding the potential tax implications of purchasing a Contract or GLWB in light of their particular circumstances. The GLWB should not be purchased for the purpose of additional tax deferral.
In General
The Contract is a novel and innovative instrument and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any cases, administrative rulings or other published authorities. We can give no assurances that the Internal Revenue Service (“IRS”) will agree with our interpretations regarding the proper tax treatment of a Contract or GLWB or the effect (if any) of the purchase of a Contract or GLWB on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. You should consult a tax advisor before purchasing a Contract or GLWB.
The following discussion generally applies to Contracts and GLWBs treated as annuity contracts maintained as part of a plan qualified under Section 403(b) of the Code.
Section 403(b) Contracts
Section 403(b) of the Code allow employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a contract that will provide an annuity for the employee’s retirement. These premium payments may be subject to FICA (social security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1∕2, severance from employment, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.
A GLWB is available only with respect to the Account for which the Contract and Certificate are purchased.
•A GLWB is intended for purchase only by an employee participating in a Section 403(b) Retirement Plan.

•We are not responsible for determining whether a GLWB complies with the terms and conditions of, or applicable law governing, the Retirement Plan. You are responsible for making that determination. Similarly, unless otherwise agreed, we are not responsible for administering any applicable tax or other legal requirements applicable to the Retirement Plan. The Plan Sponsor, the GLWB Participant or a service provider for the Retirement Plan is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a GLWB are consistent with the terms and conditions of the Retirement Plan and applicable law.
•Among other things, if the Retirement Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you should consider how the GLWB will be treated under the ERISA qualified joint and survivor annuity and qualified pre-retirement survivor annuity rules and, if applicable, make provision for complying with those rules in the governing documents and procedures of the Retirement Plan. Guidance published by the Internal Revenue Service on February 21, 2012, may suggest that the GLWB will be treated as an annuity for purposes of those rules.
•If the GLWB Participant’s spouse is a joint Covered Person, that spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.
•The GLWB Participant’s Account is subject to required minimum distribution rules. Withdrawals during the GAW Phase from the Covered Fund Value taken to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern. In some circumstances, compliance with the minimum distribution rules may affect the amount and timing of Installments pursuant to the GLWB.
•We generally are required to confirm, with the Plan Sponsor or otherwise, that surrenders or transfers requested by GLWB Participants comply with applicable tax requirements and to decline requests that are not in compliance. We will defer such payments requested by GLWB Participants until all information required under the tax law has been received. By requesting a surrender or transfer, a GLWB Participant consents to the sharing of confidential information about the GLWB Participant, the Contract and Certificate, and transactions under the Contract, the GLWB and any other 403(b) contracts or accounts the GLWB Participant has under the Retirement Plan among us, the employer or Plan Sponsor, any Plan administrator or recordkeeper, and other product providers.
•The Retirement Plan can be terminated, or the availability of the GLWB under the Retirement Plan otherwise discontinued by persons other than the GLWB Participant.
Numerous changes have been made to the income tax rules governing Section 403(b) contracts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions.
In the case of distributions from a Section 403(b) contract, including payments to a GLWB Participant from a GLWB, a ratable portion of the amount received is taxable, generally based on the ratio of the GLWB Participant’s cost basis (if any) to the GLWB Participant’s total accrued benefit under the Retirement Plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from Section 403(b) contract. To the extent amounts are not includable in gross income because they have been properly rolled over to an IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which the GLWB Participant reaches age 59 1∕2; (b) distributions following the GLWB Participant’s death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for the GLWB Participant’s life (or life expectancy) or the joint lives (or joint life expectancies) of the GLWB Participant and an eligible designated beneficiary; and (d) certain other distributions specified in the Code.
Generally, distributions from a Section 403(b) contract must commence no later than April 1 of the calendar year following the year in which the individual attains age 72 (if the individual was born on or after July 1, 1949) or 70 1∕2 (if the individual was born before July 1, 1949) or, if later, retires from employment with the Section 403(b) plan sponsor. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to Section 403(b) contracts upon the death of the individual. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.
SECURE Act. On December 20, 2019, the President signed into law the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”). The SECURE Act makes significant changes to laws governing individual retirement accounts and individual retirement annuities and defined contribution retirement plans, such as 401(k), 403(b) and 457(b) plans. The effective date for many of the provisions of the new law is January 1, 2020.
Changes to Timing of Death Benefit Distributions. Prior to the SECURE Act, beneficiaries of an annuity that was part of a defined contribution plan could elect to have the annuity’s death benefit distributed over the beneficiary’s life expectancy. Under the new rule, except for eligible designated beneficiaries (“EDBs”), the beneficiary must receive the entire death benefit within 10 years of the annuity owner’s death. EDBs may still elect to take distributions over their life expectancy or over a period not extending beyond their life expectancy, but the 10-year requirement applies when they die. EDBs include: (1) the owner‘s surviving spouse, (2) the owner’s minor child (until they reach the age of majority), (3) a disabled person, (4) a chronically ill person, or (5) an individual who is not more than 10 years younger than the owner. A beneficiary’s status as an EDB is determined on the date of the owner’s death.
SECURE 2.0 Act of 2022. The SECURE 2.00 Act of 2022 provided additional enhancements. After December 29, 2022, the following provisions apply:
•for governmental 457(b) plans, if the plan is so amended, employees are permitted to self-certify that they had an event that constitutes a hardship or an unforeseeable emergency for purposes of taking a hardship withdrawal.
•a distribution made to an investor who has been certified to be terminally ill (expected to die within 84 months) shall be exempt from the 10% early withdrawal penalty.
•allows defined contribution plans the option to provide participants to receive employer-matching contributions on a Roth basis.
•removes the required minimum distribution barriers for life annuities.
•increases the age for required minimum distributions: 73 for persons attaining age 72 after December 31, 2022 and age 75 before January 1, 2033; and 75 for persons attaining age 74 after December 31, 2032.
New Distributable Event. Prior to the SECURE Act, if a plan sponsor eliminated a lifetime income investment from the retirement plan, participants could potentially lose their lifetime income benefits because a participant may not have been eligible to take a distribution from their retirement plan and rollover their assets to an IRA with an Empower approved guaranteed lifetime withdrawal benefit. Under the new rule, generally, if the plan sponsor eliminates a lifetime income investment from the retirement plan, participants may be eligible to receive a distribution 90 days prior to the date such lifetime income investment option is no longer available.
Distributions from Section 403(b) contracts generally are subject to withholding for the individual’s federal income tax liability, subject to the individual’s election not to have tax withheld. The withholding rate varies according to the type of distribution and the individual’s tax status.
“Eligible rollover distributions” from Section 403(b) contracts and certain other retirement plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution to an employee (or employee’ spouse or former spouse as beneficiary or alternate payee) from such a plan, except certain distributions such as distributions required by the Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax qualified plan, IRA, Roth IRA or Section 403(b) contract or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.
Annuity purchases by nonresident aliens. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Seek Tax Advice. The above description of federal income tax consequences of the Section 403(b) contracts is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences.

SALES OF THE CONTRACTS
We have entered into an underwriting agreement with Empower Financial Services for the distribution and sale of the Contracts. Pursuant to this agreement, Empower Financial Services serves as principal underwriter for the Contracts, offering them on a continuous basis.
Empower Financial Services is located at 8515 East Orchard Road, Greenwood Village, CO 80111. Empower Financial Services will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
Empower Financial Services was organized as a corporation under the laws of the State of Delaware in 1984 and is an affiliate of ours. Empower Financial Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities administrators in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).
Empower Financial Services offers the Contracts through its registered representatives who are registered with FINRA and with the states in which they do business. More information about Empower Financial Services and its registered representatives is available at www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with Empower Financial Services are also licensed as insurance agents in the states in which they do business and are appointed with us.
Empower Financial Services may also enter into selling agreements with unaffiliated broker-dealers to sell the Contracts. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us.
We do not pay commissions to Empower Financial Services or to the unaffiliated broker-dealers in connection with the sale or solicitation of the Contracts. However, we may provide non-cash compensation in the form of training and education programs to registered representatives of Empower Financial Services who sell the Contracts as well as registered representatives of unaffiliated broker-dealers. Registered representatives of Empower Financial Services also sell other insurance products that we offer and may receive certain non-cash items, such as conferences, trips, prizes and awards under non-cash incentive compensation programs pertaining to those products. None of the items are directly attributable to the sale or solicitation of the Contracts. Such compensation will not be conditioned upon achievement of a sales target. Finally, we and Empower Financial Services may provide small gifts and occasional entertainment to registered representatives with Empower Financial Services or other selling firms in circumstances in which such items are not preconditioned on achievement of sales targets.
At times, Empower Financial Services may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Empower Financial Services, and the selling firm in order to coordinate data for the sale and maintenance of the Contracts. The amount of other cash and non-cash compensation paid by Empower Financial Services or its affiliated companies ranges significantly among the selling firms. Empower Financial Services and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contracts. Any amounts paid by Empower Financial Services to a selling firm or by Empower to a selling firm are derived from the general account assets of Empower and are not deducted from the Guarantee Benefit Fee. The Guarantee Benefit Fee does not vary because of such payments to such selling firms.
Although the Company and Empower Financial Services do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.
ADDITIONAL INFORMATION REGARDING THE CONTRACT
Owner Questions
The obligations to Contract Owners and Covered Persons under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

Return Privilege
Within the free-look period, if applicable, (up to 30 days under applicable state law) after receiving the Contract, the Contract Owner may cancel it for any reason by delivering or mailing it postage prepaid to:
Empower Annuity Insurance Company of America
Annuity Administration
8515 East Orchard Road
Greenwood Village, CO 80111
If the Contract Owner cancels the Contract, the Contract will be void.
State Regulation
As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.
Evidence of Death, Age, Gender, or Survival
We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.
LEGAL MATTERS REGARDING THE CONTRACT
Certain matters regarding the offering of the securities herein have been passed upon by the Senior Counsel, Employee Benefits, Insurance and Trust for the Company. Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the application of federal securities laws to the Certificates.
Cyber Security Risks
Our variable annuity contract business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential owner information. Cyber-attacks affecting us, the Portfolios, intermediaries and other affiliated or third-party service providers may adversely affect us and your Annuity Account Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests from our website or with the Portfolios, impact our ability to calculate accumulation unit values, cause the release and possible destruction of confidential owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the Portfolios invest, which may cause the Portfolios underlying your Contract to lose value. There can be no assurance that we or the Portfolios or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Contracts. Natural and man-made disasters, such as the recent spread of COVID-19, may require a significant contingent of our employees to work from remote locations. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate effectively by preventing the workforce from working remotely and impair our ability to process Contract-related transactions or to calculate Contract values.
The Company outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond the Company’s control. If one or more of the third parties to whom the Company outsources such critical business functions experience operational failures, the Company’s ability to administer the Contract could be impaired.

Abandoned Property Requirements
Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity contracts) under various circumstances. This “escheatment” is revocable, however, and the state is obligated to pay the applicable proceeds if the property owner steps forward to claim it with the proper documentation. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for owners, annuitants, beneficiaries, and other payees.
ADDITIONAL INFORMATION REGARDING THE COMPANY
[To be updated by amendment]
EXPERTS
[To be updated by amendment]
WHERE YOU CAN FIND MORE INFORMATION
This Prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.
The registration statement, including exhibits, contains additional relevant information about us. The complete registration statement and our other filings are available to the public from commercial document retrieval services and over the internet at www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this Prospectus.)

DEFINITIONS
The following is a listing of defined terms:
Account – A separate record maintained by the Plan Sponsor or its designee in the name of each Retirement Plan participant which reflects his or her interests in the assets in both Covered Fund(s) and other investment options in the Retirement Plan.
Accumulation Phase – The period of time between the Election Date and the Initial Installment Date.
Administrative Offices – 8515 East Orchard Road, Greenwood Village, CO 80111.
Alternate Payee – Any spouse, former spouse, child or other dependent of a Retirement Plan participant, or other person allowed by law, who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefit payable under a Retirement Plan with respect to such Retirement Plan participant.
Annuitant – The person upon whose life the payment of an annuity is based.
Annuity Commencement Date – The date that annuity payments begin to an Annuitant.
Attained Age – The GLWB Participant’s age on the Ratchet Date.
Beneficiary – A person or entity named by the Retirement Plan participant or the terms of the Retirement Plan to receive all or a portion of the Account upon the death of the Retirement Plan participant.
Benefit Base – The amount that is multiplied by the GAW Percentage to calculate the GAW. The Benefit Base increases dollar-for-dollar upon any Contract Contribution and is reduced proportionately for an Excess Withdrawal. The Benefit Base can also increase with positive Covered Fund performance on the Ratchet Date. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless we require a Transfer as a result of the existing Covered Fund being eliminated or liquidated.
Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. Except as otherwise provided, in the event that a date falls on a non-Business Day, the date of the following Business Day will be used.
Contract Contributions – GLWB Participant directed amounts received and allocated to the GLWB Participant’s Covered Fund(s) including rollovers as defined under Section 402 of the Code and Transfers. Reinvested dividends, capital gains, and settlements arising from the Covered Fund(s) will not be considered Contract Contributions for the purpose of calculating the Benefit Base but will affect the Covered Fund Value.
Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract and Certificate.
Company – Empower Annuity Insurance Company of America, the issuer of the Contract (also referred to as “we,” “us,” “our,” or Empower).
Contract Owner – The owner of the Contract that is identified on the Contract Data Page, which generally is the Plan Sponsor.
Covered Fund – Interests in the investment options held in the Account designed for the GLWB, as follows:

•Empower SecureFoundation® Balanced Fund
•Any other fund as approved by Empower for the Contract and Certificate.
Covered Fund Value – The value of the Covered Fund held in the Account.
Covered Person(s) – For purposes of this Contract, the person(s) whose age determines the GAW Percentage and on whose life the GAW Amount will be based. If there are two Covered Persons, the GAW Percentage will be based on the age of the younger life and the Installments can continue until the death of the second life. A joint Covered Person must be the GLWB Participant’s spouse and the 100% primary beneficiary under the Retirement Plan.
Distributions – Amounts paid to a GLWB Participant from the Covered Fund pursuant to the terms of the Retirement Plan and the Code.

Election Date – The date on which the Retirement Plan participant, Alternate Payee or Beneficiary elects the GLWB option in the Contract and pursuant to the terms of the Covered Fund(s) prospectus or disclosure document. The Election Date shall be the date upon which the initial Benefit Base is calculated.
Excess Withdrawal – An amount either distributed or transferred from the Covered Fund(s) during the Accumulation Phase or any amount combined with all other amounts that exceeds the annual GAW during the Withdrawal Phase. The Excess Withdrawal reduces the Benefit Base, as described in the “Accumulation Phase” section. Neither the Guarantee Benefit Fee nor any other fees or charges assessed to the Covered Fund Value as directed by the Plan Sponsor and as agreed to by Empower shall be treated as a Distribution or Excess Withdrawal for this purpose.
GLWB – A guaranteed lifetime withdrawal benefit.
GLWB Participant – A Retirement Plan participant, Alternate Payee or Beneficiary who is: (i) eligible to elect the GLWB; (ii) invested in the Covered Fund; and (iii) a Covered Person.
Guaranteed Annual Withdrawal (GAW) – The annualized withdrawal amount that is guaranteed for the lifetime of the Covered Person(s), subject to the terms of this Contract.
Guaranteed Annual Withdrawal Phase (GAW Phase) – The period of time between the Initial Installment Date and the first day of the Settlement Phase.
Guaranteed Annual Withdrawal Percentage (GAW%) – The percentage of the Benefit Base that determines the amount of the GAW. This percentage is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person, pursuant to Section 5.01.
Guarantee Benefit Fee – The asset charge periodically calculated and deducted from the GLWB Participant’s Covered Fund Value or assessed through another means of payment pursuant to the terms of the Contract and while the Contract is in force.
Guaranteed Lifetime Withdrawal Benefit (GLWB) – A payment option offered by the Retirement Plan that pays Installments during the life of the Covered Person(s). The Covered Person(s) will receive periodic payments in either monthly, quarterly, semiannual, or annual Installments that in total over a twelve month period equal the GAW.
Guarantee Trigger Date – For the Empower SecureFoundation® Balanced Fund, it is the date that the Covered Fund is purchased.
Initial Installment Date – The date of the first Installment under the GLWB, which must be a Business Day.
Installments – Periodic payments of the GAW during the GAW Phase and Settlement Phase. If the Covered Fund Value is less than the amount of the final Installment in the GAW Phase, Empower will pay the Installment within 7 days from the Installment Date.
Installment Frequency Options – The options listed in the GAW section.
Plan Sponsor – An entity maintaining the Retirement Plan on behalf of Retirement Plan participants, Alternate Payees and Beneficiaries.
Qualified Domestic Relations Order (QDRO) – A domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a GLWB Participant and that complies with the requirements of the Code, if applicable, that and is accepted and approved by the Contract Owner for the Retirement Plan, except as otherwise agreed.
Ratchet – An increase in the Benefit Base if the Covered Fund Value exceeds the current Benefit Base on the Ratchet Date.
Ratchet Date – During the Accumulation Phase, the Ratchet Date is the anniversary of the GLWB Participant’s Election Date and each anniversary thereafter. During the GAW Phase, the Ratchet Date is the Initial Installment Date and each anniversary thereafter. If any anniversary in the Accumulation and GAW Phase is a non-Business Day, the Ratchet Date shall be the preceding Business Day for that year.

Request – An inquiry or instruction in a form satisfactory to Empower. A valid Request must be: (i) received by Empower at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Empower. The Request is subject to any action taken by Empower before the Request was processed.
Reset – An optional GLWB Participant election during the GAW Phase in which the current GAW Percentage and Benefit Base may be changed to the GLWB Participant’s Attained Age GAW Percentage and Covered Fund Value on the Ratchet Date.
Retirement Plan – The name of the plan as noted on the first page of the Contract.
Settlement Phase – The period when the Covered Fund Value has reduced to zero, but the Benefit Base is still positive. Installments continue under the terms of the Contract.
Spouse – A person recognized as a spouse under federal law. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law.
Transfer – The reinvestment or exchange of all or a portion of the Covered Fund Value to or from the Covered Fund to: (i) another Covered Fund; or (ii) another investment option offered under the Retirement Plan.
Vested % – The vested portion of the Covered Fund divided by the total Covered Fund Value.

APPENDIX A– COMPANY FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
[To be updated by amendment]
A-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fees	$ 0*
Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Miscellaneous	$10,000
Total expenses (approximate)	$50,000
* Registration fees were previously paid for File No. 333-169563.
Item 14. Indemnification
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Provisions exist under the Colorado Business Corporation Act and the Bylaws of Empower Annuity Insurance Company of America whereby Empower Annuity Insurance Company of America may indemnify a director, officer or controlling person of Empower Annuity Insurance Company of America against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:
Colorado Business Corporation Act
Article 109 – INDEMNIFICATION
Section 7-109-101. Definitions.
As used in this article 109:
(1)
“Corporation” includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(2)
“Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or in any other capacity with, another person or an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.

(3)	“Expenses” includes counsel fees.

(4)
“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5)
“Official capacity” means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6)	“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
Section 7-109-102. Authority to indemnify directors.
(1)
Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if:

	(a)	The individual's conduct was in good faith; and
	(b)	The individual reasonably believed:
		(I)	In the case of conduct in an official capacity with the corporation, that the conduct was in the corporation's best interests; and
		(II)	In all other cases, that the conduct was at least not opposed to the corporation's best interests; and
	(c)	In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.
(2)
A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3)
The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director did not meet the relevant standard of conduct described in this section.

(4)	A corporation may not indemnify a director under this section:
(a)
In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (1) of this section; or

(b)
In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

(5)	Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.
Unless limited by its articles of incorporation, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, against reasonable expenses incurred by the individual in connection with the proceeding.
Section 7-109-104. Advance of Expenses to Directors.
(1)	A corporation may, before final disposition of a proceeding, pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because that person is a director if:
	(a)	The director delivers to the corporation a written affirmation of the director's good faith belief that;
		(I)	The director has met the relevant standard of conduct described in section 7-109-102; or
		(II)	The proceeding involves conduct for which liability has been eliminated under a provision in the articles of incorporation as authorized by section 7-102-102(2)(d); and
(b)
The director delivers to the corporation a written undertaking, executed personally or on the director's behalf, to repay any funds advanced if the director is not entitled to mandatory indemnification under section 7-109-103 and it is ultimately determined under section 7-109-105 or 7-109-106 that the director has not met the relevant standard of conduct described in section 7-109-102.

(2)
The undertaking required by subsection (1)(b) of this section is an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3)	Authorizations of payments under this section shall be made in the manner specified in section 7-109-106.
Section 7-109-105. Court-Ordered Indemnification of Directors.
(1)
Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice the court considers necessary, the court may order indemnification or an advance of expenses in the following manner:

(a)
If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b)
If it determines that the director is entitled to indemnification or an advance of expenses under section 7-
109-109(1), the court shall order indemnification or an advance of expenses, as applicable, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-
ordered indemnification or advance of expenses.

(c)
If it determines that the director is fairly and reasonably entitled to indemnification or an advance of expenses in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1), failed to comply with section 7-109-104, or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification or advance of expenses as the court deems proper; except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106. Determination and Authorization of Indemnification of Directors.
(1)
A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received.

(2)	The determinations required by subsection (1) of this section must be made:
(a)
If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority vote of a committee of the board of directors appointed by such a vote, which committee consists of two or more disinterested directors;

(b)
By independent legal counsel selected in the manner specified in subsection (2)(a) of this section or, if there are fewer than two disinterested directors, by independent legal counsel selected by a majority vote of the full board of directors; or

	(c)	By the shareholders, but shares owned by or voted under the control of a director who at the time is not a disinterested director may not be voted on the determination.
(3)
Authorization of indemnification and an advance of expenses must be made in the same manner as the determination that indemnification or an advance of expenses is permissible; except that, if the determination that indemnification or an advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and an advance of expenses must be made by the body that selected the counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.
(1)
An officer is entitled to mandatory indemnification or an advance of expenses under section 7-109-103, and is entitled to apply for court-ordered indemnification or an advance of expenses under section 7-109-105, in each case to the same extent as a director.

(2)	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.
(3)
A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract. This subsection (3) applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

Section 7-109-108. Insurance.
A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.
Section 7-109-109. Variation by corporate action.
(1)
A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 7-109-102 or advance funds to pay for or reimburse expenses in accordance with section 7-109-104. Such an obligatory provision;

	(a)	Satisfies the requirements for authorization, but not determination, referred to in section 7-109-106.
(b)
That obligates the corporation to provide indemnification to the fullest extent permitted by law obligates the corporation to advance funds to pay for or reimburse expenses in accordance with section 7-109-104 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

(2)
A right of indemnification or to advances of expenses created by this article 109 or under subsection (1) of this section and in effect at the time of an act or omission must not be eliminated or impaired with respect to the act or omission by an amendment of the articles of incorporation or bylaws or a resolution of the board of directors or shareholders, adopted after the occurrence of the act or omission, unless, in the case of a right created under subsection (1) of this section, the provision creating the right and in effect at the time of the act or omission explicitly authorizes the elimination or impairment after the act or omission has occurred.

(3)
A provision specified in subsection (1) of this section does not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. A provision for indemnification or an advance of expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, is governed by section 7-90-204(1).

(4)
Subject to subsection (2) of this section, a corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or an advance of expenses created by or pursuant to this article 109.

(5)
Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

Section 7-109-110. Notice to Shareholders of Indemnification of Director.
If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.
Bylaws of Empower Annuity Insurance Company of America
Article IV. Indemnification
SECTION 1. In this Article, the following terms shall have the following meanings:
(a)
“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

(b)	“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;

(c)	“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;
(d)	“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.
SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:
(a)	the person conducted himself or herself in good faith; and
(b)	the person reasonably believed that his or her conduct was in the corporation’s best interests; and
(c)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(d)	if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.
SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:
(a)
the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the
Board of Directors of the corporation; and

(b)	with respect to the matter(s) giving rise to the proceeding:
	(i)	the person conducted himself or herself in good faith; and
(ii)
the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and

	(iii)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
	(iv)	if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.
Item 15.
Recent Sales of Unregistered Securities.
Not applicable.
Item 16.
Exhibits and Financial Statement Schedules.
(a) Exhibits
1	Form of Underwriting Agreement is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on April 21, 2011. (File No. 333-169563).
2	Not applicable.
3.1	Amended and Restated Articles of the Registrant are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173).

3.2	Amended and Restated By-laws of the Registrant effective July 29, 2020 are filed herewith.
4.1	Form of Contract is incorporated herein by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563).
4.2	Form of Application is incorporated herein by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563).
4.3	Form of Amendment Rider is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on April 21, 2011. (File No. 333-169563).
5	Opinion of Kirsty M. Lieberman, Senior Counsel for Empower Annuity Insurance Company of America [to be filed by amendment].
6	Not applicable.
7	Not applicable.
8	See Opinion of Empower Annuity Insurance Company of America included in Exhibit 5.
9	Not applicable.
10	Not applicable.
11	Not applicable.
12	Not applicable.
13	Not applicable.
14	Not applicable.
15	Not applicable.
16	Not applicable.
17	Not applicable.
18	Not applicable.
19	Not applicable.
20	Not applicable.
21	Subsidiaries of the Registrant [to be filed by amendment].
22	Not applicable.
23.1	Consent of Kirsty M. Lieberman, Senior Counsel for Empower Annuity Insurance Company of America [to be filed by amendment].
23.2	Consent of Eversheds Sutherland (US) LLP [to be filed by amendment].
23.3	Consent of Deloitte & Touche LLP [to be filed by amendment].
24
Powers of Attorney for Directors Bernbach, Bienfait, Bolotin, Carney, Coutu, A. Desmarais, P. Desmarais, Jr.,
Doer, Fleming, Généreux, Louvel, Madoff, Mahon, Murphy, Orr, Reynolds, Ryan, Jr., Selitto, and Walsh are
incorporated by reference to Registrant’s Post-Effective Amendment No. 3 filed on April 29, 2022 (File No. 333-
237640) .

25	Not applicable.
26	Not applicable.
27	Not applicable.
107	Calculation of Filing Fee Table is filed herewith.
(b) Financial Statement Schedules

None
Item 17.
Undertakings.
(a)  The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, and State of Colorado on this 6th day of April, 2023.
EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA (Registrant)
By:	/s/ Edmund F. Murphy III
Edmund F. Murphy III President and Chief Executive Officer of Empower Annuity Insurance Company of America
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ R. Jeffrey Orr	Chairman of the Board	April 6, 2023
R. Jeffrey Orr*
/s/ Edmund F. Murphy III	President and Chief Executive Officer	April 6, 2023
Edmund F. Murphy III*
/s/ Andra S. Bolotin	Executive Vice President and Chief Financial Officer	April 6, 2023
Andra S. Bolotin*
/s/ John L. Bernbach	Director	April 6, 2023
John L. Bernbach*
/s/ Robin Bienfait	Director	April 6, 2023
Robin Bienfait*
/s/ Marcel R. Coutu	Director	April 6, 2023
Marcel R. Coutu*
/s/ André R. Desmarais	Director	April 6, 2023
André R. Desmarais*
/s/ Paul G. Desmarais, Jr.	Director	April 6, 2023
Paul G. Desmarais, Jr.*
Gary A. Doer	Director	April 6, 2023
Gary A. Doer*
/s/ Gregory J. Fleming	Director	April 6, 2023
Gregory J. Fleming*
/s/ Claude Généreux	Director	April 6, 2023
Claude Généreux*
/s/ Alain Louvel	Director	April 6, 2023
Alain Louvel*
/s/ Paula B. Madoff	Director	April 6, 2023
Paula B. Madoff*

	Signature	Title	Date
	/s/ Paul A. Mahon	Director	April 6, 2023
Paul A. Mahon*
	/s/ Robert L. Reynolds	Director	April 6, 2023
Robert L. Reynolds*
	/s/ T. Timothy Ryan, Jr.	Director	April 6, 2023
T. Timothy Ryan, Jr.*
	/s/ Jerome J. Selitto	Director	April 6, 2023
Jerome J. Selitto*
	/s/ Gregory D. Tretiak	Director	April 6, 2023
Gregory D. Tretiak*
	/s/ Brian E. Walsh	Director	April 6, 2023
Brian E. Walsh*

*By:	/s/ Kirsty M. Lieberman	*Attorney-in-fact pursuant to Power of Attorney	April 6, 2023
Kirsty M. Lieberman